Exhibit 10.2

CREDIT AGREEMENT

Dated as of July 31, 2013

among

Shield Media LLC,

SHIELD MEDIA LANSING LLC,

as the Holding Companies,

WXXA-TV LLC,

WLAJ-TV LLC,
as the Borrowers,

Royal Bank of Canada,
as Administrative Agent and Collateral Agent,

JPMorgan CHase Bank, N.A.
and
Wells Fargo Bank, National Association,
as Co-Syndication Agent

SunTrust Bank
and
U.S. Bank National Association,
as Co-Documentation Agents

and

The Other Lenders Party Hereto

RBC CAPITAL MARKETS*,
J.P. Morgan Securities LLC
and
Wells Fargo Securities, LLC
as Joint Lead Arrangers and Joint Book Managers

* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

Table of Contents

Section	Page

-i-

Table of Contents (continued)

Page

-ii-

Table of Contents (continued)

Page

-iii-

SCHEDULES

1.01(a)	Stations
1.01(b)	Immaterial Subsidiaries
2.01	Commitments and Applicable Percentages
5.06	Litigation
5.07	Real Properties (including Mortgaged Properties)
5.11	Subsidiaries; Equity Interests; Loan Parties
5.21	FCC Licenses and Television Stations
5.21(c)	FCC Disclosure
7.01(b)	Existing Liens
7.02(r)	Surviving Indebtedness
7.03(g)	Existing Investments
7.08(h)	Transactions with Affiliates
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	[Reserved]
C	Form of Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	[Reserved]
G	Form of Lender Participation Notice
H	[Reserved]
I-1	Form of U.S. Tax Compliance Certificate
I-2	Form of U.S. Tax Compliance Certificate
I-3	Form of U.S. Tax Compliance Certificate
I-4	Form of U.S. Tax Compliance Certificate
J	Form of Guaranty Agreement
K	Form of Solvency Certificate

 i

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of July 31, 2013, among Shield Media LLC, a Delaware limited liability company (“Shield Albany”), WXXA-TV LLC, a Delaware limited liability company (“WXXA Borrower”), Shield Media Lansing LLC, a Delaware limited liability company (“Shield Lansing” and together with Shield Albany, collectively, the “Holding Companies” and each individually, a “Holding Company”) and WLAJ-TV LLC, a Delaware limited liability company (“WLAJ Borrower” and together with WXXA Borrower, each a “Borrower” and, collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

PRELIMINARY STATEMENTS:

1.     The Borrowers have requested that the Lenders extend credit to the Borrowers in the form of Term Loans in an initial aggregate principal amount equal to $32,000,000.

2.     The proceeds of the Term Loans will be used to refinance the Existing WXXA Credit Agreement and the Existing WLAJ Credit Agreement.

3.     The Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01     Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 10.19.

“Acquisition” means the acquisition of all the issued and outstanding equity interests of Young Broadcasting by Media General pursuant to the terms of the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of June 5, 2013, among Media General, General Merger Sub 1, Inc., General Merger Sub 2, Inc., General Merger Sub 3, LLC and Young Broadcasting together with all exhibits, schedules, and disclosure letters thereto.

“Acquisition Documents” means the Acquisition Agreement and all other agreements and documents relating to the Acquisition, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Administrative Agent” means Royal Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.06.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Lenders.

“Advance Period” means that period commencing on the Draw Date and ending on the Advance Period Termination Date.

“Advance Period Termination Date” means July 31, 2014.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning specified in Section 7.08.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to either Borrower or any of their respective Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (i) on or prior to the Draw Date, such Lender’s Commitment at such time, and (ii) thereafter, the aggregate principal amount of such Lender’s Term Loans and Commitments, at such time. The initial Applicable Percentage of each Lender in respect of the Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) with respect to Base Rate Loans, the lesser of (i) 2.25% per annum and (ii) the Applicable Rate (as defined in the Media General Credit Agreement) then in effect for Base Rate Term Loans and (b) with respect to Eurodollar Rate Loans, the lesser of (i) 3.25% per annum and (ii) the Applicable Rate (as defined in the Media General Credit Agreement) then in effect for Eurodollar Rate Term Loans. Notwithstanding the foregoing, the Applicable Rate in respect of any tranche of any Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arranger Engagement Letter” means the letter agreement, dated June 21, 2013, among Media General and RBC Capital Markets, LLC as amended by that certain letter agreement, dated July 10, 2013 among Media General and the Arrangers.

“Arrangers” means, collectively (a) RBC Capital Markets, (b) J.P. Morgan Securities LLC and (c) Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners.

“Asset Swap” has the meaning specified in Section 7.05(m).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and acknowledged by the Administrative Agent, substantially in the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent, the Borrowers and the applicable Lender or Lenders party thereto.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Royal Bank as its “corporate base rate,” and (c) the Eurodollar Rate plus 1.00%. The “corporate base rate” is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers. Any change in such “corporate base rate” announced by Royal Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).

“Borrower Materials” has the meaning specified in Section 6.02.

“Broadcast Licenses” means with respect to the Borrowers and the Subsidiaries, all FCC Licenses authorizing a broadcast service to the public and granted, assigned or issued to either Borrower or a Subsidiary to construct, own or operate the Stations, together with all extensions, additions and renewals thereto or thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, all expenditures by the Borrowers and the Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions to property, plant or equipment on the balance sheet of the Group Members.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet of the Group Members (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by either of the Borrowers or any of the Subsidiaries:

(a)     (i) Dollars or (ii) any other foreign currency held by the Holding Companies, the Borrowers and the Subsidiaries in the ordinary course of business;

(b)     securities issued or directly and fully guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)     certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (1) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (2) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100 million;

(d)     repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

(e)     commercial paper issued by any Person organized under the Laws of any state of the United States of America (other than any Loan Party or Subsidiary of a Loan Party, or any Affiliate of any Loan Party) and rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” (or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments) or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(f)     readily marketable direct obligations issued by any state of the United States of America, any province of Canada or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition; and

(g)     interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (f) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means (a) Royal Bank and its Affiliates, (b) each other Initial Lender and its Affiliates as to Cash Management Agreements existing on the Draw Date and (c) without duplication, each other Person that, at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender.

“Cash Management Obligations” means obligations owed by either Borrower or any Subsidiary to any Cash Management Bank in respect of any Cash Management Agreement and any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card or cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by either Borrower or any of the Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair, or to pay for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Foreign Subsidiary that is treated as a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the earliest to occur of:

(a) at any time, (1) Shield Albany shall fail to own one hundred percent (100%) of the Equity Interests of WXXA Borrower or (2) Shield Lansing shall fail to own one hundred percent (100%) of the Equity Interests of WLAJ Borrower; or

(b) (1) the Permitted Holders shall fail to collectively own one hundred percent (100%) of the Equity Interests of Shield Albany unless (i) such event occurs solely in connection with the exercise of the Young Option Agreement and after five (5) Business Days prior written notice thereof to the Administrative Agent, (ii) the successor owner of any portion of the Equity Interests of Shield Albany is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), (iii) immediately after giving effect to such exercise, Young Albany shall maintain Station Sharing Agreements with respect to the Stations on terms and conditions that are substantially the same as the terms and conditions evidenced by the Young Station Sharing Agreements immediately prior to such event and (iv) the Administrative Agent and the Lenders shall have received all information requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act and other applicable “know your customer” and anti-money laundering rules and regulations or (2) the Permitted Holders shall fail to collectively own one hundred percent (100%) of the Equity Interests of Shield Lansing unless (i) such event occurs solely in connection with the exercise of the Young Lansing Option Agreement and after five (5) Business Days prior written notice thereof to the Administrative Agent, (ii) the successor owner of any portion of the Equity Interests of Shield Lansing is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), (iii) immediately after giving effect to such exercise, Young Lansing shall maintain Station Sharing Agreements with respect to the Stations on terms and conditions that are substantially the same as the terms and conditions evidenced by the Young Station Sharing Agreements immediately prior to such event and (iv) the Administrative Agent and the Lenders shall have received all information requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act and other applicable “know your customer” and anti-money laundering rules and regulations; or

(c) (1) to the extent Shield Albany has a board of managers (or other equivalent governing body), a majority of the members of the board of managers (or such other equivalent governing body) of Shield Albany shall not constitute Continuing Directors or (2) to the extent Shield Lansing has a board of managers (or other equivalent governing body), a majority of the members of the board of managers (or such other equivalent governing body) of Shield Lansing shall not constitute Continuing Directors; or

(d) there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Equity Interests in excess of the Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating any Holding Company or any of its respective Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Equity Interests provided for therein.

“Class” when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term Loans or Extended Term Loans.

“Co-Documentation Agents” means SunTrust Bank and US Bank National Association in their respective capacities as co-documentation agents under this Agreement.

“Co-Syndication Agents” means JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association in their respective capacities as co-syndication agents under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral,” “Security Agreement Collateral,” “Pledged Collateral” and “Mortgaged Property” referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens for the benefit of the Secured Parties.

“Collateral Agent” means Royal Bank, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.06.

“Collateral and Guaranty Requirement” means, at any time on and after the Draw Date, the requirement that:

(a)     the Collateral Agent shall have received each Security Document required to be delivered on the Draw Date pursuant to Section 4.02, or to be delivered after the Draw Date pursuant to Section 6.11 or Section 6.14, duly executed by each Loan Party that is a party thereto;

(b)     all Obligations shall have been unconditionally guaranteed by (i) each of the Holding Companies and each Subsidiary that is a Wholly-Owned Subsidiary, except for Excluded Subsidiaries and (ii) each of the Media General Guarantors pursuant to the Media General Guaranty;

(c)     the Obligations and the Guaranties shall have been secured pursuant to the Pledge Agreement by a first-priority security interest in all the Equity Interests of each of the Subsidiaries held directly by the Borrowers or any Guarantor (and other than Equity Interests of any JV Entity if and for so long as the terms of any Contractual Obligation existing on the Draw Date prohibit the creation of any other Lien on such Equity Interests (or with respect to any JV Entity acquired after the Draw Date, as of the date of such acquisition); provided such prohibition was not entered into in connection with or anticipation of such acquisition) (limited, in the case of Equity Interests of any Foreign Subsidiary of a Loan Party (which Foreign Subsidiary is a CFC), to 65% of the issued and outstanding voting Equity Interests and (to the extent provided in the Pledge Agreement then in effect) 100% of the non-voting Equity Interests of each such Foreign Subsidiary (and none of the Equity Interests of any Subsidiary of such Foreign Subsidiary that is a CFC));

(d)     except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guaranties shall have been secured by a perfected security interest in the United States (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities, filing personal property financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of the Borrowers and each Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, intellectual property, other general intangibles (including contract rights), intercompany notes, owned real property, leased real property, and proceeds of the foregoing), in each case, with the priority required by the Security Documents; provided that security interests in real property shall be limited to the Material Real Properties;

(e)     none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f)     the Collateral Agent shall have received (i) counterparts of a Mortgage or Mortgages with respect to each Material Real Property required to be delivered pursuant to Section 6.11 or Section 6.14, as the case may be, duly executed, acknowledged and delivered by the record owner of, or appropriate party with respect to, such Material Real Property, (ii) a Mortgage Policy insuring the Lien of each such Mortgage in an amount not to exceed the fair market value of each such Material Real Property (as reasonably determined by the applicable Borrower), (iii) a completed Life of Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Borrower and each Subsidiary relating thereto) and if any improvements on any Mortgaged Property are located in an area designated as a “special flood hazard area,” evidence of such flood insurance as may be required under Section 6.11(c)(v), (iv) such other documents and items as may be required under Section 6.11 or Section 6.14, as the case may be, and (v) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Material Real Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as the Administrative Agent and the Borrowers agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for creation or the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Draw Date for the perfection of security interests in the assets of the Borrowers and the Subsidiaries on such date) where it reasonably determines, in consultation with the Borrowers, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

In addition, (a) with respect to leases of real property entered into by any Loan Party or any Subsidiary thereof on or after the Signing Date, such Loan Party or Subsidiary, as applicable, shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens and the Guaranties required to be granted from time to time pursuant to the Collateral and Guaranty Requirement shall be subject to exceptions and limitations set forth in the Security Documents, (c) the Collateral and Guaranty Requirement shall not apply to any of the following assets: (i) any Non-Material Real Property or Real Property that is located in a jurisdiction other than the United States, (ii) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing Statement or equivalent, (iii) investment property and letter of credit rights, in each case acquired after the Draw Date with a value of less than $100,000 for each such property or right, (iv) any rights or interest in any lease, contract, license or license agreement covering personal property or real property and/or such assets subject thereto, so long as under the terms of such lease, contract, license or license agreement, or applicable Law with respect thereto, the grant of a security interest or Lien therein for the benefit of the Secured Parties (1) is prohibited, (2) would give any other party to such lease, contract, license or license agreement, instrument or indenture the right to terminate its obligations thereunder, or (3) is permitted only with the consent of another party (including, without limitation, any Governmental Authority) (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or other applicable Law or so as to limit, impair or otherwise affect the unconditional continuing security interests in and Liens for the benefit of the Secured Parties upon any rights or interests in or to monies due or to become due under any such lease, contract, license or license agreement (including any receivables), (v) any shares of any Foreign Subsidiary of a Loan Party (which Foreign Subsidiary is a CFC) other than 65% of the issued and outstanding voting Equity Interests and (to the extent provided in the Pledge Agreement then in effect) 100% of the non-voting Equity Interests of each such Foreign Subsidiary that is a CFC (other than an Immaterial Subsidiary) directly owned by a Loan Party, (vi) any application for registration of a trademark filed in the United States Patent and Trademark Office on an intent to use basis to the extent that the grant of a security interest in any such trademark application would adversely affect the validity or enforceability or result in cancellation or voiding of such trademark application, provided, however, that such trademark applications shall be considered Collateral upon the filing of a Statement of Use or an Amendment to Allege Use has been filed and accepted in the United States Patent and Trademark Office, (vii) company-owned life insurance policies held by the Borrowers or any of the Subsidiaries with respect to its employees and (viii) the Borrowers’ cafeteria plan flex account as in effect on the Signing Date and other similar employee benefit arrangements entered into after the Signing Date, (d) no control agreements shall be required with respect to (i) any Excluded Deposit Accounts or (ii) any deposit account or securities account not subject to a control agreement as of the Draw Date, and (e) no action shall be required with respect to any intellectual property that is governed solely by the laws of one or more jurisdictions other than the United States (nor shall any Loan Party be required to reimburse the Administrative Agent, the Collateral Agent, any Lender or any Secured Party for any costs or expenses incurred in connection with any such action).

“Commitment” means, as to each Lender, its obligation to make a Term Loan to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Commitments is $32,000,000; provided that such amount shall be reduced by 3.125% of the aggregate principal amount thereof in the event the Draw Date does not occur on or prior to March 31, 2014.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications Laws” means the Communications Act of 1934, and any similar or successor federal statute, together with all published rules, regulations, policies, orders and decisions of the FCC promulgated thereunder.

“Compliance Certificate” means, a certificate substantially in the form of Exhibit D, or in any other form agreed to by the Borrowers and the Administrative Agent, duly executed and delivered by the Borrowers.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, programming rights payments, Capital Expenditures and original issue discount resulting from the issuance of Indebtedness at less than par, of the Group Members for such period on a consolidated basis and otherwise as determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of the Group Members for such period:

(a)     increased (without duplication) by the following:

(i)     provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of the Group Members paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(ii)     Consolidated Interest Expense of the Group Members for such period (including (A) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk and (B) costs of surety bonds in connection with financing activities), plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (B), (C) and (D) in clause (a) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii)     Consolidated Depreciation and Amortization Expense of the Group Members for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)     any non-recurring expenses or charges (other than depreciation or amortization charges) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges related to the Loans, (B) any amendment or other modification of the Loan Documents, (C) the Transactions and (D) such costs, fees and expenses in connection with any tender for or redemption of any Indebtedness, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)     the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions permitted to be made hereunder on and after the Draw Date, and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount of cash charges and cash costs that are included in this clause (v) (other than with respect to the Transactions) shall not exceed (on a Pro Forma Basis) 10% of Consolidated EBITDA for such period; plus

(vi)     any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii)     any costs or expense incurred by the Group Members pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrowers or net cash proceeds of an issuance of Equity Interests of the Borrowers (other than Disqualified Equity Interests or any Specified Equity Contribution); plus

(viii)     cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing or otherwise included in the determination of Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(ix)     any net loss included in the financial statements due to the application of Accounting Standard Codification Topic 810 and related pronouncements (“ASCT 810”); plus

(x)     all amounts paid in cash to any Media General Loan Party under the Young Station Sharing Agreements during such period, plus

(xi)     realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Group Members; plus

(xii)     net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

(b)     decreased (without duplication) by: (i) (x) non-cash gains increasing Consolidated Net Income of the Group Members for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, (y) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such period and (z) programming rights payments made during such period; plus (ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Group Members; plus (iii) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus (iv) any net income included in the financial statements due to the application of ASCT 810; and

(c)     increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA for the most recent Test Period to (b) the sum of (without duplication) (i) Consolidated Interest Expense paid in cash, together with dividends and other distributions in respect of Disqualified Equity Interests paid in cash, in each case during such Test Period, plus (ii) all scheduled principal payments on the aggregate principal amount of Indebtedness of the Group Members outstanding during such Test Period, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments on a consolidated basis, excluding with respect to this subsection (ii) only, the payment of principal of the Loans due on the Maturity Dates, principal payments of Indebtedness for borrowed money but only to the extent they are balloon payments due on the maturity date and any mandatory prepayments plus (iii) Capital Expenditures of the Borrowers and the Subsidiaries made in cash during such Test Period, plus (iv) accrued current net income tax expense for the Borrowers and the Subsidiaries (other than any such expense paid or payable during such period with respect to extraordinary or nonrecurring gains) on a consolidated basis, in each case for the most recent Test Period.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(a)     consolidated interest expense of the Group Members for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any obligations under any Swap Contracts or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness); and excluding (A) accretion or accrual of discounted liabilities other than Indebtedness, (B) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (C) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (D) any expensing of bridge, commitment and other financing fees and any costs or expenses in connection with any amendment or modification of Indebtedness (whether or not consummated); plus

(b)     consolidated capitalized interest of the Borrowers and the Subsidiaries for such period, whether paid or accrued; less

(c)     interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrowers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of Group Members for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(a)     subject to the limitations contained in clause (c) below, any net income (loss) of any Person if such Person is not a Subsidiary, except that the Group Members’ equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to a Group Member as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Subsidiary, to the limitations contained in clause (b) below);

(b)     any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Group Members (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the board of directors (or other equivalent governing body) of the Group Members);

(c)     any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(d)     the cumulative effect of a change in accounting principles;

(e)     any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(f)     all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(g)     any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any of the Group Members denominated in a currency other than U.S. Dollars and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(h)     any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Group Members), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(i)     any goodwill or other intangible asset impairment charge or write-off;

(j)     accruals and reserves that are established within twelve months after the Signing Date that are so required to be established as a result of the Transactions in accordance with GAAP; and

(k)     any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of the Group Members, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder or under any other agreement providing for reimbursement of such expense and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrowers have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Continuing Directors” means, with respect to either Holding Company, the directors of the Holding Company on the Signing Date and each other director of such Holding Company, if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of such Holding Company is recommended by at least 51% of the then Continuing Directors.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to, with respect to any overdue amount (other than overdue principal), (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans under the Facility plus (c) 2% per annum; provided, however, that with respect to overdue principal, the Default Rate shall be an interest rate equal to the interest rate (including the relevant Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or under other agreements in which it commits to extend credit, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date” means, (a) at any time prior to the Draw Date, the Signing Date and (b) at any time thereafter, the Draw Date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including, pursuant to any Sale Leaseback or any issuance or sale of Equity Interests or as a result of the entry into an agreement or arrangement alienating, relinquishing, surrendering or otherwise transferring the right to use all or a material portion of the spectrum associated with any Broadcast License (including pursuant to an auction of such spectrum, conducted by a Governmental Authority, but excluding any involuntary reorganization of spectrum by the FCC pursuant to 47 U.S.C. 1452(b))) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, including but not limited to dispositions pursuant to any Station Sharing Arrangement or other similar arrangement; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrowers of any of its respective Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations under the Loan Documents that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date of the Term Loans.

“Disqualified Institutions” means those Persons that are competitors of the Borrowers and their respective Subsidiaries (or reasonably known Affiliates of any such competitors) and are specified from time to time by the Borrower in writing to the Administrative Agent.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Draw Date” means the date that all the conditions precedent in Section 4.02 are satisfied in accordance with their terms or waived in accordance with Section 10.01.

“EBITDA Percentage” means, as of the date of the consummation of any sale, disposition or exchange of assets (or Equity Interests) by any Borrower or any of its respective Subsidiaries, the ratio, expressed as a percentage, obtained by dividing (a) the portion of Consolidated EBITDA attributable to such assets (or Equity Interests) of such Person for the most recent Test Period completed on or prior to such date, calculated on a Pro Forma Basis, by (b) Consolidated EBITDA for such Test Period, calculated on a Pro Forma Basis.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Embargoed Person” means any party that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, binding rules, judgments, orders, decrees, permits, licenses, or governmental restrictions relating to pollution, the protection of the environment or the release into the environment, or management of, any Hazardous Materials,.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Group Member or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)     for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters on the LIBOR01 page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Royal Bank’s London Branch (or other Royal Bank branch or Affiliate) to major banks in the London or other offshore interbank eurodollar market at their request at approximately 11:00 a.m. (London time), two London Banking Days prior to the commencement of such Interest Period; and

(b)     for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Royal Bank’s London Branch (or other Royal Bank branch or Affiliate) to major banks in the London or other offshore interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Deposit Accounts” means, collectively, (a) those deposit accounts set forth on a schedule to the Security Agreement established for (i) payroll, (ii) health benefits and (iii) disbursement accounts solely related to the accounts identified in clauses (i) and (ii) preceding, (b) payroll and employee benefit accounts and accounts held solely in a fiduciary capacity for an unrelated third party that is not (i) a Borrower, (ii) a Subsidiary or (iii) an Affiliate of a Borrower or a Subsidiary, or disbursement accounts solely related thereto, and (c) any deposit account held in the name of a Borrower or a Subsidiary that, when aggregated with the amounts on deposit in all other deposit accounts held in the name of either Borrower and the Subsidiaries for which a control agreement has not been obtained (other than those in clauses (a) and (b)), do not exceed $500,000.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary and (b) any Foreign Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreements” means the Existing WXXA Credit Agreement and the Existing WLAJ Credit Agreement.

“Existing Indebtedness” means Indebtedness for borrowed money of the Group Members outstanding immediately prior to the Draw Date.

“Existing WLAJ Credit Agreement” means that certain Credit Agreement, dated as of March 1, 2013, among Shield Lansing, the WLAJ Borrower, the lenders party thereto from time to time and Wells Fargo Bank, National Association as administrative agent.

“Existing WXXA Credit Agreement” means that certain Credit Agreement, dated as of December 13, 2012, among Shield Albany, the WXXA Borrower, the lenders party thereto from time to time and Wells Fargo Bank, National Association as administrative agent.

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extending Lender” has the meaning specified in Section 2.15(a).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means, at any time, (a) on or prior to the Draw Date, the aggregate amount of the Commitments of all Lenders at such time and (b) thereafter, the sum of (i) the aggregate principal amount of the Term Loans of all Lenders outstanding at such time and (i) the aggregate amount of the unfunded Commitments of all Lenders at such time.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b)(1) of the Code.

“FCC” means the Federal Communications Commission or any Governmental Authority substituted therefor.

“FCC Licenses” means a License issued or granted by the FCC.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Royal Bank on such day on such transactions as determined by the Administrative Agent.

“Financial Covenant” means the covenant set forth in Section 7.10(a).

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means (a) if the Borrowers are a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrowers are not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrowers are residents for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Members” means the Holding Companies, the Borrowers and the Subsidiaries.

“Guaranties” means, collectively, (a) the Guaranty Agreement, (b) the Media General Guaranties, (c) each guaranty supplement to the Guaranty Agreement and (d) any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise Guarantying any of the Obligations.

“Guarantor” means each of (a) the Holding Companies, (b) each Subsidiary that is a Wholly-Owned Subsidiary and (c) each entity acquired pursuant to Section 6.11, including, as of the Draw Date, those that are listed on Schedule 5.11 hereto.

“Guaranty Agreement” means the Guaranty, substantially in the form of Exhibit J or such other form as may be agreed to by Administrative Agent, dated as of the Draw Date, executed and delivered by Guarantors, whereby such Persons guarantee the Obligations.

“Guaranty Obligations” means, as to any Person, without duplication (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guaranty Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Signing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guaranty” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a) is a Lender or an Affiliate of a Lender (i) at the time it enters into a Secured Hedge Agreement or (ii) that on the Draw Date is a party to a Swap Contract permitted under Section 7.02(c) and (b) Royal Bank and each of its Affiliates party to a Swap Contract with a Loan Party, in each case in its capacity as a party to such Swap Contract.

“Holding Companies” has the meaning specified in the introductory paragraph to this Agreement.

“Immaterial Subsidiary” means, as of any date of determination, each Subsidiary of either or both of the Borrowers that has been designated by a Borrower in writing to the Administrative Agent after the Draw Date as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below); provided that (i) on such date, the total assets of such Subsidiary is less than 2.5% of Total Assets of the Group Members (taken as a whole) as of the last day of the most recent Test Period and the gross revenues of such Subsidiary is less than 2.5% of the consolidated gross revenues of the Group Members (taken as a whole) for the most recent Test Period, (ii) for purposes of this Agreement, at no time shall (A) the total assets of all Immaterial Subsidiaries in the aggregate as of the last day of the most recent Test Period equal or exceed 5% of the Total Assets of the Group Members (taken as a whole) as of such date or (B) the gross revenues for such Test Period of all Immaterial Subsidiaries in the aggregate equal or exceed 5% of the consolidated gross revenues of the Group Members (taken as a whole) for such period, in each case determined in accordance with GAAP, (iii) at such time as any such Subsidiary (A) becomes a party to any Loan Document, (B) executes and delivers a Guaranty or any Security Documents, or (C) Guaranties or provides any other credit support for any Subordinated Debt, or any other debt securities of any of the Group Members, such Subsidiary shall at all times thereafter cease to be an Immaterial Subsidiary irrespective of the value of its assets or its revenues, (iv) the Borrowers shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clauses (i) and (ii) above, (v) if the total assets or gross revenues of any such Subsidiary so designated by either or both of the Borrowers as an “Immaterial Subsidiary” (and not redesignated as a Material Subsidiary) shall at any time exceed the limits set forth in clause (i) above, then such Subsidiary shall be deemed to be a Material Subsidiary and (vi) if the total assets or gross revenues of all Subsidiaries so designated by the Borrowers as “Immaterial Subsidiaries” (and not redesignated as Material Subsidiaries) shall at any time exceed the limits set forth in clause (ii) above, then all such Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrowers shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” in the aggregate do not exceed such limits; and provided further that a Borrower may designate a Subsidiary as an Immaterial Subsidiary at any time by prior written notice to the Administrative Agent, subject to the terms set forth in this definition. Each Immaterial Subsidiary of the Borrowers as of the Draw Date is set forth on Schedule 1.01(b) hereto.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)     all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)     all reimbursement or payment obligations of such Person with respect to letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)     obligations of such Person under any Swap Contract;

(d)     all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business pursuant to ordinary terms and (ii) any purchase price adjustments and earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e)     indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)     all Attributable Indebtedness;

(g)     all obligations of such Person in respect of Disqualified Equity Interests; and

(h)     all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar organization under the laws of the jurisdiction of such joint venture) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and (B) in the case of the Group Members that are Loan Parties exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or any Subsidiary of a Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Lender” means each Lender party hereto on the Signing Date.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all of the Lenders; provided that:

(a)     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)     no Interest Period shall extend beyond the Maturity Date of the Facility.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person (including pursuant to any Sale Leaseback). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“Joint Sales Agreement” means, with respect to a television broadcast station, a joint sales agreement or other similar contractual arrangement pursuant to which a Person, other than the Person holding the FCC License of such television broadcast station or an affiliate of such Person, obtains the right to (a) set the advertising rates for such television broadcast station and/or (b) conduct or manage the sale of advertising availabilities on such television broadcast station.

“JV Entity” means (a) any joint venture or (b) any non-Wholly-Owned Subsidiary of either Borrower.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Leasehold” of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“License” means any authorization, permit, consent, special temporary authorization, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority which permits or authorizes the acquisition, construction, ownership or operation of a television broadcast station or any part thereof.

“License Subsidiary” has the meaning set forth in Section 6.11(b).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, deemed trust, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes executed and delivered pursuant to Section 4.02(b), (c) the Guaranties, (d) the Security Documents, (e) the Arranger Engagement Letter and (f) all other agreements executed and delivered by any Loan Party in connection with this Agreement; it being understood that no Secured Hedge Agreement or Cash Management Agreement shall be a Loan Document.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or any other form agreed to by the Borrowers and the Administrative Agent.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Local Marketing Agreement” means, a local marketing arrangement, time brokerage agreement or similar arrangement pursuant to which a Person, subject to customary licensee preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time on such television broadcast station constituting 15% or more of the air time per week of a television broadcast station licensed to another Person.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Majority Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Outstanding Amount and (b) aggregate unused Commitments. The unused Commitments of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Management Advances” means loans or advances made to, or Guaranties with respect to loans or advances made to, directors, officers, employees or consultants of the Group Members in the ordinary course of business in an aggregate amount not to exceed $150,000 at any time outstanding.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, properties, liabilities (actual or contingent) or financial condition of the Group Members taken as a whole, (b) a material adverse effect on the ability of any Loan Party or other Subsidiary to perform its obligations under any Loan Document to which it is a party, or (c) an adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party or other Subsidiary of any Loan Document to which it is a party.

“Material Real Property” means any Real Property other than Non-Material Real Property.

“Material Subsidiary” means each Subsidiary of the Borrowers that is not an Immaterial Subsidiary.

“Maturity Date” means with respect to the Term Loans, July 31, 2018; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Media General” means Media General, Inc., a Virginia corporation.

“Media General Collateral” means collateral security pledged or granted pursuant to the Media General Security Documents.

“Media General Credit Agreement” means that certain Credit Agreement, dated as of the date hereof among Media General, the lenders party thereto from time to time and Royal Bank of Canada as administrative agent for the lenders.

“Media General Guaranties” means the Guaranty, in the form agreed among the Media General Guarantors and the Initial Lenders on or prior to the Draw Date, dated as of the Draw Date, executed and delivered by the Media General Guarantors, whereby the Media General Guarantors guaranty the Obligations subject to any limitations or restrictions in effect under the Indenture Documentation (as defined in the Media General Credit Agreement) on the Draw Date (without giving effect to clause 10 of the definition of “Permitted Investments” in the Indenture (as defined in the Media General Credit Agreement)).

“Media General Guarantors” means Media General and each of its subsidiaries that provides a guarantee under and in respect of the Media General Credit Agreement.

“Media General Loan Party” means each Loan Party (as defined in the Media General Credit Agreement).

“Media General Security Documents” means the Security Documents (as defined in the Media General Credit Agreement).

“Minimum Extension Condition” has the meaning specified in Section 2.15(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, a deed of trust, trust deed, deed to secure debt, mortgage, leasehold deed of trust, leasehold trust deed, leasehold deed to secure debt, leasehold mortgage and other similar instruments creating and evidencing Liens on one or more Real Properties made by the Loan Parties or any Subsidiary of a Loan Party for the benefit of the Secured Parties to secure all or any part of the Obligations, together with the assignments of leases and rents referred to therein or executed in connection therewith, including any Mortgage executed and delivered pursuant to Section 6.11 and Section 6.14.

“Mortgage Policy” means a fully paid American Land Title Association Lender’s Extended Coverage (where available) title insurance policy with endorsements and in an amount acceptable to the Administrative Agent and Collateral Agent, issued by Fidelity National Title Insurance Company or another title insurance company acceptable to the Administrative Agent and the Collateral Agent, insuring the Mortgage in question to be valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, filed mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted under the Loan Documents, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent and Collateral Agent may deem necessary or desirable.

“Mortgaged Properties” means collectively, all Material Real Properties owned by the Borrowers or any Subsidiary that become (or are required under the Loan Documents to become) subject to a Mortgage.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Necessary Authorizations” means all approvals, consents and licenses from, and all filings and registrations with, any Governmental Authority, shareholder or other third party, including, without limitation, (a) all approvals, consents, Licenses, filings and registrations under the Communications Laws and (b) all approvals, consents, filings and registrations required by the SEC and any state securities regulatory authorities.

“Net Cash Proceeds” means:

(a)     with respect to any Disposition by any Group Member, or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of a Group Member) over (ii) the sum of (A) the principal amount, premium or penalty, if any of any Indebtedness that is secured by the applicable asset subject to such Disposition or Casualty Event and that is required to be repaid (and timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket fees and expenses (including Attorney Costs, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by any Group Member in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated Taxes pursuant to subclause (C) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by any Group Member after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and Environmental Liabilities or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by any Group Member in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this subclause (D) or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $250,000, (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds during the term of this Agreement for all Dispositions shall exceed $1,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)), and (z) with respect to any Station Sharing Arrangement, Net Cash Proceeds shall exclude any gross proceeds received by the applicable Group Member to the extent such gross proceeds are to be included in Consolidated Net Income; and

(b)     with respect to the incurrence or issuance of any Indebtedness any Group Member, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions and other reasonable and customary out-of-pocket expenses, incurred by the Group Members in connection with such incurrence or issuance.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment under this Agreement or any Loan Document that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Majority Lenders.

“Non-Loan Party” means any Subsidiary of any Holding Company that is not (and is not required to be) a Loan Party.

“Non-Material Real Property” means (i) the leasehold Real Property of the Borrowers or any of the Subsidiaries and (ii) the fee owned Real Property of the Borrowers or any of the Subsidiaries where the book value is less than $2,000,000.

“Note” means a promissory note made by the Borrowers in favor of a Lender, or its registered assigns, evidencing Term Loans made by such Lender, substantially in the form of Exhibit C.

“Notice of Reinvestment Election” has the meaning specified in Section 2.05(b)(ii)(B)

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party, or any Subsidiary of a Loan Party, or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party or any other Subsidiary arising under any Secured Hedge Agreement, and (c) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties and the Subsidiaries of Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including Guaranty Obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or any other Subsidiary under any Loan Document and (ii) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary. Notwithstanding the foregoing, the Obligations of any Guarantor shall not include any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means with respect to the Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loans occurring on such date.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is maintained or is contributed to by the Group Members and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Holders” means, collectively, (a) Sheldon H. Galloway, (b) any estate or testamentary trust of Sheldon H. Galloway and (c) any executor, administrator, conservator or legal or personal representative of the foregoing Persons specified in clauses (a) and (b).

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.02, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (e) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (provided that a certificate of a Responsible Officer of the Borrowers delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrowers have determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrowers within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), and (f) such modification, refinancing, refunding, renewal or extension is only incurred by the Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended and shall not be secured by any property other than the property that secured the Indebtedness being so modified, refinanced, refunded, renewed and extended.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Borrower or any Restricted Subsidiary after the Draw Date; provided that (a) no Default exists both before and after giving effect thereto, (b) any such Sale Leaseback not between (i) a Loan Party and another Loan Party or (ii) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Restricted Subsidiary, (c) all net proceeds and compensation received for each such Sale Leaseback is 100% cash, (d) 100% of the Net Cash Proceeds of such Sale Leaseback are used to prepay the Loans in accordance with the terms of Section 2.05(b) (and except as provided in Section 2.05(b)), and (e) any television stations owned by the Borrower in the same market are sold concurrently by the Borrower in connection with such Sale Leaseback and in accordance with the terms of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of a Loan Party (or, solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate) or any such Plan to which a Loan Party (or, solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means a pledge agreement to be agreed and dated as of the Draw Date, and each supplement to the foregoing, and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 pledging any of the Equity Interests of any of the Loan Parties to secure Obligations.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such transaction in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary or any division used for operations of the Borrowers or any Subsidiary, shall be excluded, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrowers or any Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrowers in good faith) (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Borrowers and their Subsidiaries and (3) factually supportable.

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(c).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, and the improvements and fixtures located thereon, including Leaseholds.

“Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party or any Subsidiary of a Loan Party hereunder.

“Refinancing” means the repayment, repurchase or other discharge of all Existing Indebtedness other than Surviving Indebtedness.

“Register” has the meaning specified in Section 10.06(c).

“Related Indemnified Person” means, with respect to any Indemnitee, (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents, advisors or representatives of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c) acting on behalf of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition pertains to a controlled affiliate or controlling person involved in the Transactions.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, counsel, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a specified Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.02, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Group Members, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any such Person’s stockholders, partners or members (or the equivalent of any thereof) in respect of such Equity Interest.

“Royal Bank” means Royal Bank of Canada and its successors.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw- Hill Companies, Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrowers or any of the Subsidiaries (a) sells, transfers or otherwise disposes of any tangible property, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such tangible property or other tangible property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.02(c) that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Loan Documents.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means a security agreement to be dated as of the Draw Date in a form to be agreed, each Security Agreement Supplement executed and delivered pursuant to Section 6.11 or Section 6.14 and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise granting security interests in any assets or properties of the Loan Parties to secure Obligations.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Mortgages, each of the deeds of trust, mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements, assignments, account control agreements, or other agreements granting Liens or security interests, or assignments, required to be delivered pursuant to Section 4.02, Section 6.11 or Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guaranty for the benefit of any of the Secured Parties securing all or any portion of the Obligations.

“Senior Secured Notes Indenture Documentation” has the meaning specified in the Media General Credit Agreement.

“Shared Services Agreement” means a shared services arrangement or other similar contractual arrangement pursuant to which a Person owning a television broadcast station provides certain technical, business, management, administrative, back-office or other services in support of the business or operation of a second television broadcast station owned by another Person (who is not an Affiliate of the first Person).

“Sharing Arrangement” means any Shared Services Agreement, Joint Sales Agreement or Local Marketing Agreement.

“Shield Albany” has the meaning specified in the introductory paragraph to this Agreement.

“Shield Lansing” has the meaning specified in the introductory paragraph to this Agreement.

“Shield Albany Management Agreement” means that certain Management Agreement, dated as of July 26, 2012, by and between the WXXA Borrower and Shield Albany.

“Shield Lansing Management Agreement” means that certain Management Agreement, dated as of October 3, 2012, by and between the WLAJ Borrower and Shield Lansing.

“Signing Date” means the date that all the conditions precedent in Section 4.01 are satisfied in accordance with their terms or waived in accordance with Section 10.01.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can be reasonably be expected to become an actual or matured liability), (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Station” means, at any time and with respect to the television broadcast stations of the Borrowers (or, as applicable any Subsidiary of the Borrowers) (a) as set forth on Schedule 1.01(a) hereto, or (b) as acquired, directly or indirectly, by the Borrowers or the Subsidiaries after the Draw Date pursuant to a transaction permitted under the Loan Documents; provided, that any such television broadcast station that ceases to be owned, directly or indirectly, by the Borrowers or a Subsidiary pursuant to a transaction permitted under the Loan Documents shall, upon the consummation of such transaction, cease to be a “Station” hereunder. This definition of “Station” may be used with respect to any single television station meeting any of the preceding requirements or all such television stations, as the context requires.

“Station Sharing Arrangement” means any Sharing Arrangement under which a Person, other than the Borrowers and the Subsidiaries, provides services or obtains the right to provide programming to, or sells advertising availabilities on or with respect to, a Station.

“Subordinated Debt” means Indebtedness incurred by a Loan Party or any Subsidiary of a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party or such Subsidiary of a Loan Party under the Loan Documents, in each case only to the extent the principal amount of such Subordinated Debt is in excess of the Threshold Amount.

“Subordinated Debt Documents” means any agreement, indenture and instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Subordination Provisions” has the meaning specified in Section 8.01(l).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrowers.

“Subsidiary Guarantors” means, collectively, the Subsidiaries of the Borrowers that are Guarantors.

“Surviving Indebtedness” has the meaning specified in Section 7.02(r).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to- market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Television Broadcasting Business” means a business substantially all of which consists of the construction, ownership, operation, management, promotion, extension or other utilization of any type of television broadcasting system, any similar television broadcasting business or any mobile devices or other non-tangible content delivery system, including the syndication of television programming, the obtaining of a License or franchise to operate such a system or business, and activities incidental thereto, such as providing production services, operating Internet-based information services and selling advertising for such services, and developing uses other than broadcasting for the digital spectrum used by television stations.

“Term Loan” means a Loan made pursuant to Section 2.01(a).

“Test Period” means, at any date of determination, the most recently completed eight consecutive fiscal quarters of the Borrowers ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b).

“Threshold Amount” means $1,500,000.

“Total Assets” means the total assets of the Group Members on a consolidated basis, as shown on the most recent balance sheet of the Group Members delivered pursuant to Section 6.01(a) or (b) (or, for the period prior to the time any such statements are so delivered pursuant to such sections, the pro forma financial statements of the Group Members giving effect to the Transactions).

“Transactions” means, collectively, (a) the funding of the Term Loan on the Draw Date, (b) the Refinancing (as and when it occurs), (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unaudited Financial Statements” means the (a) unaudited consolidated balance sheet of Shield Albany and its Subsidiaries as of March 31, 2013, and the related consolidated statements of income or operations for such fiscal quarter; and (b) unaudited consolidated balance sheet of the Shield Lansing and its Subsidiaries as of March 31, 2013, and the related consolidated statements of income or operations for such fiscal quarter.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares, (b) shares issued to foreign nationals to the extent required by applicable Law and (c) other de minimis share issuances required by local Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“WLAJ Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“WLAJ Station Sharing Agreements” means, collectively, (a) that certain Joint Sales Agreement, dated as of October 3, 2012, by and between Young Lansing and the WLAJ Borrower, (b) that certain Shared Services Agreement, dated as of October 3, 2012, by and between Young Lansing and the WLAJ Borrower, (c) the Young Lansing Option Agreement and (d) that certain letter agreement, dated as of October 3, 2012, among Young Lansing, Shield Lansing and the WLAJ Borrower.

“WXXA Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“WXXA Station Sharing Agreements” means, collectively, (a) that certain Joint Sales Agreement, dated as of July 26, 2012, by and between Young Albany and the WXXA Borrower, (b) that certain Shared Services Agreement, dated as of July 26, 2012, by and between Young Albany and the WXXA Borrower, (c) the Young Option Agreement and (d) that certain letter agreement, dated as of July 26, 2012, among Young Albany, Shield Albany and the WXXA Borrower.

“Young Albany” means Young Broadcasting of Albany, Inc., a Delaware corporation.

“Young Broadcasting” means New Young Broadcasting Holding Co., Inc., a Delaware corporation.

“Young Lansing” means Young Broadcasting of Lansing, Inc., a Michigan corporation.

“Young Lansing Option Agreement” means that certain Option Agreement, dated as of October 3, 2012, by and among Young Lansing, Shield Lansing and the WLAJ Borrower.

“Young Option Agreement” means that certain Option Agreement, dated as of July 26, 2012, by and among Young Albany, Shield Albany and the WXXA Borrower.

“Young Station Sharing Agreements” means (i) the WLAJ Station Sharing Agreements and (ii) the WXXA Station Sharing Agreements.

Section 1.02     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03     Accounting Terms; Financial Terms and Ratios, Calculations, Etc.

(a)     Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the Audited Financial Statements (as defined in the Media General Credit Agreement), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Group Members shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)     Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Majority Lenders shall so request, the Administrative Agent and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements (as defined in the Media General Credit Agreement)for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

Section 1.04     Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement or required to be maintained by the Group Members pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05     Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.06     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to eastern time (daylight or standard, as applicable).

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01     The Loans.

(a)     The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrowers, in one advance to each of them on any common date on or after the Signing Date and until the Advance Period Termination Date, term loans in an aggregate principal amount not to exceed such Lender’s Commitment as in effect on the Draw Date (immediately prior to giving effect to any Borrowing). Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. On and after the Advance Period Termination Date, no Lender shall be obligated to make any Term Loan. Each Borrowing shall consist of Term Loans made simultaneously by the Lenders in accordance with their respective Commitments.

Section 2.02     Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or any conversion of Eurodollar Rate Loans to Base Rate Loans; provided, however, that if a Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Borrowing, , a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. For the avoidance of doubt, the Borrowers and the Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.

(b)     Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in the preceding subsection. In the case of each Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Royal Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower.

(c)     Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan, unless the applicable Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Majority Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Majority Lenders.

(d)     The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Royal Bank’s “corporate base rate” used in determining the Base Rate promptly following the public announcement of such change.

(e)     Anything in subsections (a) to (d) above to the contrary notwithstanding after giving effect to all Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect for Borrowings.

(f)     Anything in this Section 2.02 to the contrary notwithstanding, neither Borrower may select the Eurodollar Rate for its Borrowing on the Draw Date.

Section 2.03     [Reserved].

Section 2.04     [Reserved].

Section 2.05     Prepayments.

(a)     Optional Prepayments.

(i)     Either Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily terminate Commitments, in whole or in part, prepay Term Loans in whole or in part without premium or penalty (except as set forth below); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans, (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by a Borrower, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by such Borrower (it being understood and agreed that if such Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans under Section 2.07(a) in direct order of maturity) and shall be paid to the Lenders, subject to Section 2.16, in accordance with their respective Applicable Percentages.

(ii)     [Reserved].

(iii)     Notwithstanding anything to the contrary contained in this Agreement, the Borrowers may, subject to Section 3.05, rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing in full of the Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(b)     Mandatory Prepayment.

(i)     [Reserved].

(ii)     (A) Subject to Section 2.05(b)(ii)(B), if (x) any Group Member Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (j), (k), (m) or (o)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by such Person of Net Cash Proceeds, the Borrowers shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), of an aggregate principal amount of Term Loans equal to 100% of all such Net Cash Proceeds realized or received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrowers (or either of them) shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing).

(B)     With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrowers (as evidenced in a written notice of reinvestment election (a “Notice of Reinvestment Election”) delivered to the Administrative Agent within ten Business Days after the date of realization or receipt of such Net Cash Proceeds), the Borrowers (or either of them) may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital) and in Capital Expenditures within the later of (x) 12 months following receipt of such Net Cash Proceeds or (y) if a Group Member enters into a legally binding commitment to reinvest such Net Cash Proceeds within 12 months following receipt thereof, 180 days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrowers shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the applicable Group Member entered into at a time when no Default is continuing) and (ii) if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a Notice of Reinvestment Election, an amount equal to 100% of such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.

(C)     On each occasion that either Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), such Borrower, within five Business Days after the date of realization or receipt of such Net Cash Proceeds (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date either Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to 100% of such Net Cash Proceeds realized or received.

(iii)     If a Group Member incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.02, the related Borrower shall (1) designate such Term Loans to be prepaid (other than in the case of a prepayment pursuant to subclause (C)) and (2) cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds; provided that if no Term Loans are then outstanding, the aggregate principal amount of Commitments shall be reduced by 100% of all Net Cash Proceeds received therefrom on or prior to the date of receipt of such Net Cash Proceeds.

(iv)     (A) Each prepayment of any Term Loans being prepaid pursuant to this Section 2.05(b) shall be applied to the remaining installments of the Term Loans as directed by either Borrower and (B) each such prepayment shall be paid to the Lenders receiving such prepayment in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).

(v)     The Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) at least five Business Days prior to 1:00 p.m. on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrowers’ prepayment notice and of such Lender’s Applicable Percentage of the prepayment.

(c)     Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Eurodollar Rate Loans to be so prepaid; provided that the Borrowers may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

Section 2.06     Termination or Reduction of Commitments.

(a)     Optional. Each Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments, or from time to time permanently reduce Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof. Notwithstanding the foregoing, the Borrowers may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing in full of the Facility and, which refinancing shall not be consummated or otherwise shall be delayed.

(b)     Mandatory. The Commitment of each Lender shall (i) be automatically reduced by 3.125% of the aggregate principal amount thereof in the event the Draw Date has not occurred on or prior to March 31, 2014, and (ii) be automatically and permanently reduced to $0 on the Advance Period Termination Date.

(c)     Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused Commitments under this Section 2.06. Upon any reduction of unused Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06).

Section 2.07     Repayment of Loans.

(a)     Term Loans. Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05, in each case, solely to the extent of any such amounts applied to the prepayment of the Term Loans, the Term Loans shall be due and payable, and each Borrower shall repay to the Administrative Agent for the ratable account of the Lenders quarterly on the last Business Day of each month of March, June, September and December occurring until the Maturity Date, commencing with the first such payment due and payable on the end of the fiscal quarter ending March 31, 2014 (provided that in the event the Draw Date has not occurred by March 31, 2014, such payments shall commence with the fiscal quarter ending June 30, 2014), an amount equal to the percentage per quarter set forth opposite the period set forth in the table below of the initial principal amount of all Term Loans made to such Borrower by all Lenders under Section 2.01(a); provided, however, that the final principal repayment installment of the Term Loans shall be due and payable on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date:

Year	Payment Date	Applicable Payment Per Quarter
2014	March 31	1.875%
	June 30	1.875%
	September 30	1.875%
	December 31	1.875%
2015	March 31	1.875%
	June 30	1.875%
	September 30	1.875%
	December 31	1.875%
2016	March 31	2.500%
	June 30	2.500%
	September 30	2.500%
	December 31	2.500%
2017	March 31	2.500%
	June 30	2.500%
	September 30	2.500%
	December 31	2.500%
2018	March 31	2.500%
	June 30	2.500%
	July 31	60.000%

(b)     Obligations. All other Obligations that are due and payable under the Security Documents but remaining outstanding and unpaid shall be due and payable on the latest maturity date for the Term Loans or Extensions, as applicable.

Section 2.08     Interest.

(a)     Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate, and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility.

(b)     (i) If any amount of principal of any Loan is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)     If any amount (other than the principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09     Fees. The Borrowers jointly and severally agree to pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Lender).

Section 2.10     Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11     Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.12     Payments Generally; Administrative Agent’s Clawback.

(a)     General. All payments to be made by each of the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by each of the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by either of the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on, or principal, of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)     (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by either of the Borrowers, the interest rate applicable to Base Rate Loans. If either of the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)     Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the applicable Borrower has not in fact made such payment, then the Lenders severally agree to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or applicable Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)     Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to either or both of the Borrowers by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)     Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)     Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)     Insufficient Funds. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 2.13     Sharing of Payments by Lenders. If, other than as expressly provided elsewhere herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment on account of Loans made by it resulting in such Lender receiving payment greater than its pro rata share (or other share contemplated hereunder) thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, and owing them; provided that:

(i)     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)     the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the applicable Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant in accordance with the terms of Section 10.06.

Each Loan Party and each Subsidiary of a Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party or such Subsidiary of a Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party or such Subsidiary of a Loan Party in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14     [Reserved].

Section 2.15     Extensions of Loans.

(a)     Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders of any tranche of Loans with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s relevant tranche of Loans and otherwise modify the terms of such tranche of Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension,” and each group of Loans in each case as so extended, as well as the original Loans (not so extended), being a “tranche”); any Extended Term Loans (as defined below) shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted, so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrowers and set forth in the relevant Extension Offer); (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrowers and the applicable Lenders and set forth in the relevant Extension Offer), the Loans of any Lender that agrees to an extension with respect to such Loans (an “Extending Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Loans subject to such Extension Offer until the maturity of such Term Loans, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a) for periods prior to the Maturity Date for Term Loans, as applicable, may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans offered to be extended by the Borrowers pursuant to such Extension Offer, then the Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b)     With respect to all Extensions consummated by the Borrowers pursuant to this subsection, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrowers’ sole discretion and may be waived by the Borrowers) of Term Loans of any or all applicable tranches be tendered and (B) no tranche of Extended Term Loans shall be in an amount of less than $10,000,000 (or, if less, the then aggregate outstanding amount of the Term Loans) (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12, 2.13 and 10.01) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)     No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). Each Lender may, but is not obligated to, extend the maturity date of each such Lender’s Loans. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent and the Collateral Agent are hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent or Collateral Agent).

(d)     In connection with any Extension, the Borrowers shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

Section 2.16     Defaulting Lenders.

(a)     Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Majority Lenders” and Section 10.01.

(ii)     Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)     Certain Fees.

(A)     No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01     Taxes.

(a)     Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)     Any and all payments by or on account of any obligation of any Loan Party or any Subsidiary of a Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the applicable Borrower) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party or any Subsidiary of a Loan Party, then the Administrative Agent, such Loan Party or such Subsidiary of a Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)     If any Loan Party or any Subsidiary of a Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party or the applicable Subsidiary of a Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)     If any Loan Party, any Subsidiary of a Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party, such Subsidiary of a Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party, such Subsidiary of a Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party or the applicable Subsidiary of a Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)     Payment of Other Taxes by the Loan Parties and their Subsidiaries. Without limiting the provisions of subsection (a) above, the Loan Parties and the Subsidiaries of the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)     Tax Indemnifications.

(i)     Each of the Loan Parties shall, and does hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)     Each Lender does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, (A) against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party or any Subsidiary of a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties and their Subsidiaries to do so), (B) against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (C) against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent, a Loan Party or a Subsidiary of a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)     Evidence of Payments. Upon request by the applicable Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the applicable Borrower or the Administrative Agent, as the case may be.

(e)     Status of Lenders; Tax Documentation.

(i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and to the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (ii)(A), (ii)(B) and (ii)(D) of this Section 3.01(e)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, in the event that the Borrowers are a U.S. Person,

(A)     any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(I)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)     executed originals of IRS Form W-8ECI;

(III)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W 8BEN; or

(IV)     to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W 8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subclause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)     Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f)     Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party or any Subsidiary of a Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party or such Subsidiary of a Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party or such Subsidiary of a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party or such Subsidiary of a Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party or such Subsidiary of a Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party or any Subsidiary of a Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party, any Subsidiary of a Loan Party or any other Person.

(g)     Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02     Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03     Inability to Determine Rates. If the Majority Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04     Increased Costs; Reserves on Eurodollar Rate Loans.

(a)     Increased Costs Generally. If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)     subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)     impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)     Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)     Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d)     Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine- month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)     Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten days from receipt of such notice.

Section 3.05     Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)     any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)     any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c)     any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06     Mitigation Obligations; Replacement of Lenders.

(a)     Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)     Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.

Section 3.07     Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01     Conditions to Signing Date. This Agreement shall become effective, and will constitute a binding and enforceable agreement among the parties, upon the satisfaction of the following conditions:

(a)     Credit Agreement. This Agreement shall have been duly executed and delivered by each party to this Agreement, the exhibits hereto shall be in form and substance reasonably satisfactory to the Administrative Agent and the schedules required to be delivered on the Signing Date pursuant to the terms hereof shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b)     Acquisition Documents. The Administrative Agent shall have received copies of the Acquisition Documents filed with the SEC, duly executed by the parties thereto (together with all exhibits and schedules thereto), and each of which shall be in full force and effect.

(c)     Borrowers’ and Holding Companies’ Organization Documents. The Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of the Holding Companies and the Borrowers, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of its organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Law (where relevant) of the Holding Companies and the Borrowers as of a recent date from the Signing Date, from such Secretary of State, similar Governmental Authority or other competent authority and (ii) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of the Holding Companies and the Borrowers dated the Signing Date and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of the Holding Companies and the Borrowers as in effect on the Signing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Holding Companies and the Borrowers authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of the Holding Companies and the Borrowers have not been amended since the date of the last amendment shown on such certificate, (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of the Holding Companies and the Borrowers and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (ii) above and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

(d)     USA PATRIOT Act. The Administrative Agent and the Arrangers shall have received all documentation and other information about the Loan Parties at least three Business Days prior to the Signing Date as has been reasonably requested in writing at least ten days prior to the Signing Date by the Administrative Agent and the Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Act.

(e)     Financial Information.

(i)     The Administrative Agent and the Arrangers shall have received the Unaudited Financial Statements for the first quarter ended March 31, 2013.

(ii)     The Administrative Agent and the Arrangers shall have received the audited balance sheet for Young Broadcasting as of December 31, 2012 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year.

(f)     Fees, Etc. Concurrently the Administrative Agent shall have received evidence of payment of all fees required to be paid on the Signing Date pursuant to the Arranger Engagement Letter and reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees and expenses) that have been invoiced at least three Business Days before the Signing Date.

(g)     Accuracy of Representations. The representations and warranties contained in Article V shall be true and correct in all material respects (or in the case of such representations and warranties as are already qualified by a materiality threshold, in all respects) with respect to the Group Members (and references to the Loan Parties shall be deemed to be references to the Group Members for purposes of this clause (g)) on and as of the Signing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties as are already qualified by a materiality threshold, in all respects) as of such earlier date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Signing Date specifying its objection thereto.

Section 4.02     Conditions of Borrowing. The obligation of each Lender to make Loans on the Draw Date, is subject at the time of the making of such Loans to the satisfaction of the following conditions on or before such date:

(a)     Credit Agreement. All schedules to this Agreement not required to be delivered on the Signing Date shall have been delivered in form and substance reasonably satisfactory to the Administrative Agent and (ii) the Borrowers shall have certified that the schedules to this Agreement are true and correct in all material respects or, with respect to any schedule delivered on the Signing Date, such schedules shall be updated by the Holding Companies and the Borrowers if permitted or contemplated by the terms of this Agreement and be in form and substance reasonably satisfactory to the Administrative Agent.

(b)     Notes. The Administrative Agent shall have received a Note duly executed by each of the Borrowers in favor of each Lender requesting a Note no later than five business days prior to the Draw Date.

(c)     Guarantor Organization Documents. The Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of each of the Guarantors, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of their respective organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Law (where relevant) of each Guarantor as of a recent date from the Draw Date, from such respective Secretary of State, similar Governmental Authority or other competent authority and (ii) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of each of the Guarantors dated the Draw Date and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of each of the Guarantors as in effect on the Draw Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each of the Guarantors authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of each such Guarantor have not been amended since the date of the last amendment shown on such certificate and (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of each Guarantor and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (ii) above.

(d)     Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, (i) an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Loan Parties, addressed the Administrative Agent, the Collateral Agent and the Lenders and permitted to be relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility, in each case in form and substance reasonably satisfactory to the Administrative Agent and customary for senior secured credit facilities in transactions of this kind and (ii) an opinion of Pillsbury Winthrop Shaw Pittman LLP, special FCC counsel for the Loan Parties, addressed to the Administrative Agent, the Collateral Agent, and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(e)     Acquisition. The Administrative Agent shall have evidence that concurrently (or substantially simultaneously) with the funding of the Loans, the Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to the Lenders or the Lenders and the Arrangers (as reasonably determined by the Administrative Agent and the Arrangers) without the written prior consent of the Administrative Agent and the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned); provided that any amendment to the definitions of “Material Adverse Effect on Phoenix” or “Material Adverse Effect on General” contained therein shall be deemed to be material and adverse to the Lenders and the Arrangers.

(f)     Certain Collateral and Guarantees; Flood Insurance. Each of the Guaranties, the Security Agreement, the Pledge Agreement and all other Security Documents shall have been duly executed and delivered by each party thereto and the Borrowers shall have delivered or caused to have been delivered (i) UCC financing statements for each Loan Party in each case identifying the applicable Loan Party as debtor, and (ii) stock certificates of each Group Member (other than the Holding Companies) that is a Domestic Subsidiary of the Borrowers and that are required to be pledged pursuant to the Collateral and Guaranty Requirement, together with undated stock powers duly executed in blank. In addition, the Loan Parties shall have received, with respect to each Mortgaged Property subject to a Mortgage on the Draw Date, (x) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each Loan Party and (z) a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Existing Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents for the tenor of the Facility, or evidence satisfactory to the Collateral Agent that none of the improvements located on such Mortgaged Property is located in a flood hazard area.

(g)     Refinancing. Concurrently with the funding of the Loans, all obligations of the Borrowers and their respective Subsidiaries under the Existing Credit Agreements shall have been refinanced in full. After giving effect to the consummation of the Transactions, the Borrowers and their respective Subsidiaries shall have no outstanding preferred equity, Indebtedness or Guaranty Obligations (other than ordinary course trade payables), except for indebtedness incurred pursuant to the Loans and expressly permitted by this Agreement.

(h)     Solvency Certificate. The Administrative Agent shall have received duly executed certificates attesting to the Solvency of the Group Members taken as a whole on a consolidated basis after giving effect to the Transactions and from the applicable Responsible Officer of the Borrowers, in substantially the form of Exhibit K attached hereto.

(i)     Fees, Etc. The Administrative Agent shall have received evidence of payment of all fees required to be paid on the Draw Date pursuant to the Arranger Engagement Letter and reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees and expenses) that have been invoiced at least three Business Days before the Draw Date.

(j)     Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects (or in the case of such representations and warranties as are already qualified by a materiality threshold, in all respects) on and as of the Draw Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties as are already qualified by a materiality threshold, in all respects) as of such earlier date.

(k)     Officer’s Certificate. The Administrative Agent shall have received a certificate signed by Responsible Officers of the Borrowers confirming, as of the Draw Date, the satisfaction of the conditions specified in Section 4.02(a).

(l)     Loan Notice. The Administrative Agent shall have received a Loan Notice relating to the Borrowing.

(m)     Media General Guaranty and Security Documents. The Media General Guaranty and the Media General Security Documents shall have been duly executed and delivered by each party thereto.

(n)     Station Sharing Arrangements. The Borrower shall have provided certified copies of the Young Station Sharing Agreements to the Administrative Agent, and such Young Station Sharing Agreements shall be in full force and effect and any amendments to the Young Station Sharing Agreements required to be executed in connection with the Transactions shall be in form and substance reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has funded any portion of a Loan on or after the Draw Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Draw Date specifying its objection thereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01     Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing (to the extent applicable in the relevant jurisdiction), and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.02     Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than the creation of any Lien under the Loan Documents), or require any payment to be made, under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of the Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any material Law.

Section 5.03     Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents; except for (i) the filing of certain of the Loan Documents with the FCC after the Signing Date, (ii) the filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties from and after the Draw Date, (iii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iv) the prior approval of the FCC as may be required for the Lenders to exercise certain of their rights with respect to the Stations, (iv) filings with the SEC required under applicable Laws and (v) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.04     Binding Effect. This Agreement has been, and each other Loan Document to which any Loan Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05     Financial Statements; No Material Adverse Effect.

(a)     The Unaudited Financial Statements (i) were prepared in accordance with GAAP, and (ii) fairly present in all material respects the financial condition of the Holding Companies and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject to year-end audit adjustments and the absence of footnotes).

(b)     Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06     Litigation. Except as set forth on Schedule 5.06 on the Signing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their Subsidiaries, or against any of their properties or revenues, that if adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07     Ownership of Property; Liens.

(a)     Each Group Member has good and valid title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially impair its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted under the Loan Documents. This representation shall not apply to IP Rights, which are the subject of Section 5.14.

(b)     The list of Real Properties on Schedule 5.07(b) is a true, accurate and complete list of all leased Real Property of the Holding Companies, the Borrowers and the Subsidiaries on each Determination Date.

(c)     As of the Draw Date, Schedule 5.07(c) contains a true and complete list of each Material Real Property owned by a Group Member.

Section 5.08     Environmental Compliance.

(a)     With respect to properties currently owned or operated by any Loan Party or any of their Subsidiaries, or to the knowledge of the Holding Companies and the Borrowers, any property formerly owned or operated by any Loan Party or any of their Subsidiaries, no such property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;

(b)     to the knowledge of the Holding Companies and the Borrowers, (A) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of their Subsidiaries or on any property formerly owned or operated by any Loan Party or any of their Subsidiaries and (B) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of their Subsidiaries; and

(c)     Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of their Subsidiaries so as to give rise to Environmental Liability;

in each case of (a), (b) and (c) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d)     (i) No Loan Party nor any of their Subsidiaries is undertaking, nor has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of their Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of their Subsidiaries, in each case of clauses (i) and (ii) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.09     Taxes. Each Loan Party and each of their Subsidiaries has timely filed all federal and all material provincial, state, municipal, foreign and other tax returns and reports required to be filed, and have timely paid all federal and all material provincial, state, municipal, foreign and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets or otherwise due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There are no Tax audits, deficiencies, assessments or other claims with respect to any Loan Party or any of their Subsidiaries that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 5.10     ERISA Compliance. (a) Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws.

(b)     There are no pending or, to the knowledge of the Holding Companies and the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)     Except as could not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred, and the Holding Companies and the Borrowers are not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each of the Loan Parties, and to the knowledge of the Holding Companies and the Borrowers each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither any Loan Party nor to the knowledge of the Holding Companies and the Borrowers have any ERISA Affiliate incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iv) neither any Loan Party nor to the knowledge of the Holding Companies and the Borrowers have any ERISA Affiliate engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

Section 5.11     Subsidiaries; Equity Interests; Loan Parties. As of the Draw Date, no Loan Party or any of their respective Subsidiaries has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.11, and all of the outstanding Equity Interests in each Loan Party and each Subsidiary of a Loan Party have been validly issued, are fully paid and nonassessable, and are owned by a Loan Party or any of their Subsidiaries, in each case in the amounts specified on Part (a) of Schedule 5.11 free and clear of all Liens except (i) those created under the Security Documents, and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Draw Date, Part (b) of Schedule 5.11 is a complete and accurate list of all Loan Parties and their Subsidiaries, showing as of the Draw Date (as to each Loan party) the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number.

Section 5.12     Margin Regulations; Investment Company Act.

(a)     No Loan Party nor any of their respective Subsidiaries is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b)     None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13     Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party, or any Subsidiary of any Loan Party, to any Agent, any Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Holding Companies and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14     Intellectual Property; Licenses, Etc. Each of the Loan Parties own, license or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, domain names, patents, patent rights, franchises, technology, software, know how, database rights, design rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to own or have a license or other right to use such assets , individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Holding Companies and the Borrowers, no such IP Rights infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Holding Companies and the Borrowers, threatened against any Loan Party or any of their Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15     Solvency. On the Draw Date, after giving effect to the Transactions, the Group Members, on a consolidated basis, are Solvent.

Section 5.16     Security Documents. The Security Documents are effective to create for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral and, (a) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Security Document) and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute fully perfected Liens on (to the extent that perfection can be achieved under applicable Law by making such filings or recordings or taking such possession or control), and security interests in, all right, title and interest of the grantors in such Collateral, in each case subject to no Liens other than the applicable Liens permitted under the Loan Documents.

Section 5.17     Use of Proceeds. The proceeds of the Term Loans shall be used in a manner consistent with the uses set forth in Section 6.12.

Section 5.18     Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Group Members, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Person operates.

Section 5.19     Labor Matters. There are no strikes, walkouts, work stoppages or other material labor disputes pending or, to the knowledge of the Holding Companies and the Borrowers, threatened against any Group Member, except for those as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20     OFAC; Anti-Money Laundering and Economic Sanctions Laws.

(a)     No Loan Party nor any of their respective Subsidiaries and, to the knowledge of senior management of the Holding Companies and the Borrowers, any officers or directors of such Loan Party or such Subsidiary, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, any Agent) of Sanctions.

(b)     No Loan Party nor any of their respective Subsidiaries and, to the knowledge of senior management of the Holding Companies and the Borrowers, any officers or directors of such Loan Party or such Subsidiary (i) has violated or is in violation of any applicable Anti-Money Laundering Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable Law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(c)     No Loan Party nor any of their respective Subsidiaries and, to the knowledge of senior management of the Holding Companies and the Borrowers, any officers or directors of such Loan Party or such Subsidiary that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(d)     Except as otherwise authorized by OFAC, none of the Group Members and, to the knowledge of senior management of the Holding Companies and the Borrowers, none of the respective officers, directors, brokers or agents of any such Group Member that is acting or benefiting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person.

Section 5.21     FCC Licenses.

(a)     Each Loan Party and each of their Subsidiaries holds such validly issued Broadcast Licenses as are necessary to operate the Stations as they are currently operated, and each such Broadcast License is in full force and effect (it being recognized that, as indicated on Schedule 5.21, certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC or may have pending Broadcast License renewal applications and be operating under such Broadcast Licenses pursuant to provisions of the Communication Act that keep such Broadcast Licenses in effect until the FCC has taken final action on such renewal applications). The Stations, together with their Broadcast Licenses, are identified on Schedule 5.21, and each such Broadcast License has the expiration date set forth on Schedule 5.21.

(b)     No Loan Party nor any of their respective Subsidiaries has knowledge of any material condition imposed by the FCC as part of any Broadcast License which is neither set forth on the face thereof as issued by the FCC nor contained in the Communications Laws applicable generally to stations of the type, nature, class or location of the Station in question. Except as otherwise set forth on Schedules 5.21 and 5.21(c), each Station is being operated materially in accordance with the terms and conditions of the Broadcast Licenses applicable to it and the Communications Laws.

(c)     Except as otherwise set forth on Schedule 5.21(c), and excluding any customary applications filed with the FCC seeking the renewal of a Broadcast License for so long as no Person has filed with the FCC a Petition to Deny such application, no proceedings are pending or, to the knowledge of the Holding Companies, the Borrowers or any Subsidiary are threatened, before the FCC that reasonably could reasonably be expected to result in the revocation, adverse modification, non-renewal or suspension of the main station Broadcast License for any full-power and full-service television broadcast Station of any Group Member, the issuance of any cease and desist order, or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station, other than (i) any proceedings which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) proceedings affecting the television broadcasting industry in general.

(d)     All reports, applications and other documents required to be filed by any Group Member with the FCC with respect to the Stations have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein could not reasonably be expected to have a Material Adverse Effect, and except as otherwise set forth on Schedule 5.21(c), none of the Group Members has knowledge of any matters which could reasonably be expected to result in the suspension, adverse modification, revocation of, or the refusal to renew, any Broadcast License or the imposition on any Group Member of any fines or forfeitures by the FCC which could reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as (1) any Lender shall have any Commitment hereunder or (2) any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Holding Companies and the Borrowers shall, and (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) shall cause each Subsidiary to:

Section 6.01     Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)     as soon as available, but in any event within 120 days after the end of each fiscal year of the Holding Companies, a consolidated balance sheet of Shield Albany and its respective consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)     as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Shield Albany, a consolidated balance sheet of Shield Albany and its respective consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for the portion of the fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of Shield Albany as fairly presenting in all material respects the financial condition and results of operations of Shield Albany and its respective consolidated Subsidiaries, in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

(c)     as soon as available, but in any event within 120 days after the end of each fiscal year of the Holding Companies, a consolidated balance sheet of Shield Lansing and its respective consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(d)     as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Shield Lansing, a consolidated balance sheet of Shield Lansing and its respective consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for the portion of the fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of Shield Lansing as fairly presenting in all material respects the financial condition and results of operations of Shield Lansing and its respective consolidated Subsidiaries, in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

(e)     on or prior to March 31 of each year, a copy of the annual budget for the Holding Companies and their respective consolidated Subsidiaries for such year, in a form consistent with that previously prepared by the Holding Companies or otherwise reasonably satisfactory to the Administrative Agent.

Section 6.02     Certificates; Other Information. Deliver to the Administrative Agent for prompt distribution to each Lender:

(a)     no later than five days after the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of financial statements for the first full fiscal quarter after the Draw Date), a duly completed Compliance Certificate signed by the chief executive officer, president, chief financial officer, or vice president of the Holding Companies and the Borrowers (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)     promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Holding Companies, the Borrowers or any Subsidiary may file or be required to file with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)     promptly after any reasonable request by the Administrative Agent, copies of any detailed audit reports and final management letters submitted to the board of directors or other equivalent governing body (or the audit committee thereof) of any Group Member by independent accountants in connection with the accounts or books of the Group Members, or any audit of any of them;

(d)     promptly after the furnishing thereof, copies of any material requests or material notices received by any of the Group Members that could reasonably be expected to result in a Material Adverse Effect;

(e)     together with the delivery of each Compliance Certificate pursuant to Section 6.02(a) (commencing with the financial statements for the fiscal quarter ended September 30, 2013), a report showing in reasonable detail (i) any new Material Real Property, (ii) any new registered Marks, Copyrights, and Patents (as each is defined in the Security Documents), that, in each case, are required by the Collateral and Guaranty Requirement to secure the Obligations, (iii) any new Equity Interests of any JV Entity that are required by the Collateral and Guaranty Requirement to secure the Obligations, (iv) any new investment property and letter of credit rights that, in each case, are required by the Collateral and Guaranty Requirement to secure the Obligations, (v) any Subsidiary of any Holding Company, the Equity Interests of which are required by the Collateral and Guaranty Requirement to be pledged to secure the Obligations,(vi) any additions or removals of any Immaterial Subsidiaries, and (vii) any new Subsidiary of any Holding Company that is required by the Collateral and Guaranty Requirement to Guaranty the Obligations, in each case since the Draw Date and that have not been previously disclosed in writing;

(f)     promptly, such additional information regarding the Collateral or the business, legal, financial or corporate affairs of any of the Group Members, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request;

(g)     promptly following their submission with the FCC or any other Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by any of the Group Members, if such reports are publicly available and indicate a material adverse change in the business, operations or financial condition of Group Members, taken as a whole (but only to the extent such reports are publicly available); and

(h)     promptly after the occurrence of any other event that has had a Material Adverse Effect not otherwise described in this Section 6.02, notice of the nature of such event in reasonable detail which notice shall specify the nature thereof, the period of existence thereof and what action either of the Borrowers propose to take with respect thereto.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Holding Companies or the Borrowers post such documents, or provides a link thereto on a Holding Company’s or a Borrowers’ website on the Internet at the website address listed on Schedule 10.02; or (y) on or such documents are posted on a Holding Company’s or a Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request of the Administrative Agent, the Borrowers shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify (by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of the Holding Companies and each of the Borrowers hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Holding Companies and the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Group Members or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of the Holding Companies and each of the Borrowers hereby agree that so long as either of the Holding Companies or either of the Borrowers are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Holding Companies and the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Holding Companies, the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Holding Companies and the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.03     Notices. Upon any Responsible Officer of any Loan Party obtaining actual knowledge thereof, notify the Administrative Agent:

(a)     promptly of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action one or both of the Holding Companies and/or one or both of the Borrowers proposes to take with respect thereto;

(b)     promptly of any actions, suits, proceedings, claims, disputes or other litigation or governmental proceeding (including, without limitation, pursuant to any applicable Environmental Laws) pending, or to the knowledge of any Loan Party, threatened, against any of the Group Members (i) that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect or (ii) which relates to this Agreement or any other Loan Document or the validity, enforceability or performance thereof;

(c)     promptly of the occurrence of any ERISA Event that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(d)     promptly of any material change in accounting policies or financial reporting practices by any of the Group Members, including, without limitation, any change in the methodology of calculating or including one or more of the Group Members financial results in the determination of Consolidated EBITDA or the Financial Covenant;

(e)     (i) promptly and in any event within five Business Days after the receipt by any of the Group Members from the FCC or any other Governmental Authority, or the filing by any of the Group Members of any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to any of the Group Members which is available to any of the Group Members which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (ii) promptly and in any event within ten Business Days of submission to the FCC, a copy of any notice or application by any of the Group Members requesting authority to or notifying the FCC of its intent to cease broadcasting on any full-power broadcast station for any period in excess of ten days; and

(f)     promptly and in any event within five Business Days after the receipt by any of the Group Members or the occurrence of (i) any complaint or other matter filed with or communicated to the FCC or other Governmental Authority, of which any of the Group Members has knowledge which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (ii) any lapse, termination or relinquishment of any material Broadcast License or any other material License held by any of the Group Members, or any denial by the FCC or other Governmental Authority of any application to renew or extend such material Broadcast License or such other material License for the usual period thereof.

Section 6.04     Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization (other than with respect to a Subsidiary that has become inactive and no longer owns any material assets) and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses (including FCC Licenses) and franchises necessary or desirable in the normal conduct of its business, except pursuant to a transaction permitted by Section 7.04 or Section 7.05 and, in the case of clause (b), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.05     Maintenance of Properties. Except if the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) maintain, preserve and protect all of its tangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted; and (ii) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06     Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrowers) as are customarily carried under similar circumstances by such other Persons. If any portion of any of the Mortgaged Properties is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Laws, each of the Holding Companies and each of the Borrowers shall, or shall cause each Subsidiary to, (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.07     Compliance with Laws.

(a)     Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including, without limitation, Environmental Laws, ERISA and the Act), except if the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)     Comply in all material respects with all terms and conditions of all Broadcast Licenses, applicable Communications Laws, all Federal, state and local laws, all rules, regulations and administrative orders of Governmental Authorities which are applicable any of the Group Members or to the operation of the Stations and the performance of any services or obligations of any of the Group Members with respect to any Shared Services Agreement (including the Young Station Sharing Agreements).

Section 6.08     Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of one or more of the Group Members.

Section 6.09     Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Holding Company and the applicable Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrowers’ expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the applicable Holding Company and the applicable Borrower the opportunity to participate in any discussions with such Holding Company’s and such Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, neither the Borrowers nor any of the Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (c) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10     Licensing Matters.

(a)     License Lapse. As soon as possible and in any event within ten Business Days after the receipt of written notice thereof by a Group Member, give the Administrative Agent notice of (i) any lapse, termination or relinquishment of any material License, permit or other authorization from the FCC or other Governmental Authority held by such Group Member or (ii) any denial by the FCC or other Governmental Authority of that renewal and extension of any such material License, permit or other authorization for the usual period thereof.

(b)     License Subsidiaries. Upon the consummation of any acquisition by a Group Member permitted hereunder and under the other Loan Documents that involves the acquisition of one or more Broadcast Licenses, the Group Members shall cause each of the Broadcast Licenses being acquired by the Group Members to be held by one or more Subsidiaries, each of which Subsidiaries shall have as its sole asset or assets the Broadcast Licenses associated with such acquired television broadcast station or stations (“License Subsidiaries”), such that from and after such applicable date neither the Borrower nor its Subsidiaries (other than the applicable License Subsidiaries) shall hold any Broadcast Licenses other than through one or more duly created and existing License Subsidiaries. The Loan Parties shall not permit such License Subsidiaries to have any business activities, operations, assets, Indebtedness, Guaranty Obligations or Liens (other than holding Broadcast Licenses and owning the Equity Interests of other License Subsidiaries and pursuant to any agreement referred to in the preceding sentence). Promptly after the assumption or other acquisition of the Broadcast License acquired through an acquisition by a Group Member permitted hereunder and under the other Loan Documents, the applicable Borrower shall provide to the Administrative Agent copies of any required consents to transfer the applicable Broadcast Licenses to the applicable License Subsidiary from the FCC and any other Governmental Authority, together with a certificate of a Responsible Officer stating that all Necessary Authorizations relating to such transfer have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation.

Section 6.11     Covenant to Guaranty the Obligations and Give Security. From and after the Draw Date, subject to Section 6.14, at the applicable Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guaranty Requirement continues to be satisfied, including:

(a)     upon the formation, acquisition, designation or occurrence of any new direct or indirect Subsidiary, within 45 days after such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree):

(i)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement, deliver to the Administrative Agent a description of the Material Real Properties owned by such Person in detail reasonably satisfactory to the Administrative Agent;

(ii)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement, deliver to the Administrative Agent a duly executed guarantee substantially in the form of the Guaranties, as appropriate (or supplement thereto), Mortgages, pledges, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto (including without limitation, with respect to Mortgages, the documents listed in Section 6.11(b)), to the extent required by the Collateral and Guaranty Requirement, the Security Documents or as otherwise reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Mortgages, Security Agreement and other Security Documents in effect on the Draw Date), in each case granting Liens required by the Collateral and Guaranty Requirement;

(iii)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement, deliver to the Administrative Agent any and all certificates representing Equity Interests that are required to be pledged pursuant to the Collateral and Guaranty Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the Indebtedness held by such Person and required to be pledged pursuant to the Security Documents, indorsed in blank to the Collateral Agent;

(iv)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement, deliver to the Administrative Agent executed pledge agreements substantially similar to the Pledge Agreement and deliver any and all certificates representing Equity Interests that are required to be pledged pursuant to the Collateral and Guaranty Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) (limited, in the case of voting Equity Interests of any first-tier Foreign Subsidiary of a Loan Party (which Foreign Subsidiary is a CFC), to 65% of such issued and outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each such Foreign Subsidiary (and none of the Equity Interests of any Subsidiary of such Foreign Subsidiary));

(v)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement, deliver to the Administrative Agent, take whatever action (including the recording of Mortgages, the filing of financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent and Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guaranty Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(vi)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement, deliver to the Administrative Agent, (1) a copy of the Organization Documents, including all amendments thereto, of each such Person, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of its respective organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Laws (where relevant) of such Person as of a recent date from the date of formation or acquisition, from such respective Secretary of State, similar Governmental Authority or other competent authority and (2) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of each such Person dated the date of formation or acquisition and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of each such Person as in effect on the date of formation or acquisition, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of each such Person have not been amended since the date of the last amendment shown on such certificate, (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of each such Person and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (2) above and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

(b)     As promptly as practicable after the request therefor by the Collateral Agent or the Administrative Agent, deliver to the Collateral Agent with respect to each Material Real Property for which a Mortgage has not yet been executed and delivered, any existing title reports, title insurance policies and surveys or environmental assessment reports.

(c)     As to each Material Real Property acquired after the Draw Date (excluding any Material Real Property subject to a Lien permitted by Section 7.01(i) or (o)), deliver to the Collateral Agent the following and otherwise satisfy the applicable Collateral and Guaranty Requirement with respect to such Material Real Property within 60 days (or such longer period as the Collateral Agent may agree) of the acquisition or leasing of such Material Real Property:

(i)     one or more counterparts, as specified by the Collateral Agent, of a Mortgage on such Material Real Property, as applicable, for the benefit of the Secured Parties, duly executed, acknowledged and delivered by the applicable Group Member;

(ii)     evidence that counterparts of such Mortgage have been duly filed or recorded in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on such Material Real Property for the benefit of the Secured Parties, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(iii)     a Mortgage Policy in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent, and in an amount equal to the value of such Material Real Property covered thereby;

(iv)     unless waived by the Collateral Agent, an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the date of such Mortgage or such earlier date as approved in writing by the Collateral Agent, certified to the Collateral Agent and the issuer of such Mortgage Policy in a manner satisfactory to the Collateral Agent and the Administrative Agent by a land surveyor duly registered and licensed in the State(s) in which such Material Real Property is located and acceptable to the Collateral Agent and the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than Liens permitted under Section 7.01 and other defects acceptable to the Collateral Agent and the Administrative Agent;

(i)     (x) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each Loan Party and (z) a flood insurance policy on such Material Real Property in an amount equal to the lesser of the maximum amount secured by such Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents for the tenor of the Facility, or evidence satisfactory to the Collateral Agent that none of the improvements located on such Material Real Property is located in a flood hazard area;

(ii)     evidence satisfactory to the Administrative Agent and the Collateral Agent that the land constituting such Material Real Property is a separate tax lot or lots with separate assessment or assessments of such land and the improvements thereon, independent of any other land or improvements and that such land is a separate legally subdivided parcel, provided, however, that receipt of relevant title policy endorsements acceptable to the Administrative Agent and the Collateral Agent for such Mortgage Policy shall deemed to satisfy this clause (vi);

(iii)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each applicable Group Member on behalf of such Person as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the requirements of this Section 6.11;

(iv)     such documents and certifications as the Administrative Agent and the Collateral Agent may reasonably require to evidence that each applicable Group Member granting Liens and security interests in connection with this Section 6.11 or otherwise is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(v)     except as otherwise agreed by the Administrative Agent, an opinion of counsel for each applicable Group Member (or any counsel for the Administrative Agent if customary in such jurisdiction) in states or provinces in which such Material Real Property is located with respect to the enforceability (where customarily available) and perfection of such Mortgage and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)     such other evidence that all other actions that the Administrative Agent and the Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in such Mortgage has been taken.

(d)     With respect to (i) the acquisition, or series of related acquisitions, of any assets or properties for an aggregate purchase price in excess of $500,000 for the Holding Companies, the Borrowers and the Subsidiaries, or (ii) the formation, acquisition, designation or occurrence of any new direct or indirect Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement, promptly, at the request of the Administrative Agent, deliver to the Administrative Agent an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Loan Parties and each Subsidiary, or other counsel reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, and each Lender, as to the enforceability, authorization and execution of the Loan Documents, as applicable, and such other matters concerning each applicable Group Member and the Loan Documents, and the new Guarantors and any new Collateral, as the Administrative Agent or the Collateral Agent may reasonably request.

(e)     With respect to any acquisition, or series of related acquisitions, of any Equity Interests or assets or properties for an aggregate purchase price in excess of $500,000 for each applicable Group Member, in each case only to the extent any such acquisition includes any Broadcast License, promptly, at the request of the Administrative Agent, deliver to the Administrative Agent an opinion of Pillsbury Winthrop Shaw Pittman LLP, special FCC counsel to the Loan Parties, or other counsel reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, and each Lender, as to any applicable FCC matters related to such new Guarantors or Collateral as the Administrative Agent or the Collateral Agent may reasonably request.

Section 6.12     Use of Proceeds. Use the proceeds of the Term Loans to fund the (i) Refinancing and (ii) payment of any breakage costs, redemption premiums and other fees, costs and expenses payable in connection with such Refinancing and/or the Acquisition.

Section 6.13     Compliance with Environmental Laws. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, obtain and renew all Environmental Permits necessary for its operations and properties, and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that none of the Group Members shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14     Further Assurances; Post-Closing Conditions.

(a)     Promptly upon the reasonable request by the Administrative Agent or the Collateral Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation of any Security Document or other filing, document or instrument relating to Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of their respective Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of their respective Subsidiaries is or is to be a party, and cause each of their respective Subsidiaries to do so.

(b)     To the extent not completed prior to the Draw Date, promptly after the Draw Date, and in no event later than 30 days after the Draw Date (or such longer period as the Administrative Agent may agree) with respect to any Mortgages with respect to Material Real Property:

(i)     Real Property. Deliver to the Collateral Agent for the benefit of the Secured Parties Mortgages with respect to all Material Real Property and other documents and items specified in Section 6.11(c);

(ii)     Other Collateral. Grant to the Collateral Agent for the benefit of all Secured Parties, Liens and assignments on all other assets and properties of the Loan Parties pursuant to the Collateral and Guaranty Requirement that are not described in subsection (i) of Section 4.02 and not completed prior to the Draw Date, and take all such actions reasonably required by the Administrative Agent and the Collateral Agent to perfect each such Lien and assignment;

(iii)     Insurance. Deliver evidence that the Administrative Agent and the Collateral Agent has been named as loss payee and additional insured under each general liability and property (excluding business interruption insurance), as applicable, insurance policy of the Group Members; and

(iv)     Searches. Deliver copies of a recent Lien, bankruptcy, judgment, copyright, patent and trademark search in each jurisdiction reasonably requested by the Collateral Agent with respect to each of the Group Members.

(c)     Generally. Notwithstanding anything else to the contrary in this Agreement or in any Loan Document, Section 6.14(b) is intended to address a specific Collateral request of the Administrative Agent, and in each case shall be in addition to those obligations and requirements of the Group Members elsewhere in this Agreement and the other Loan Documents, including but not limited to, those obligations and requirements in Section 6.11 (it being agreed among the Group Members, the Administrative Agent and the Lenders that Section 6.14(b) shall specifically NOT limit those obligations each of the Group Members under the Collateral and Guaranty Requirement, Section 6.11 and the other provisions of this Agreement and the other Loan Documents).

Section 6.15     [Reserved].

Section 6.16     Payment of Taxes. Pay and discharge all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a Lien or charge upon any properties of any of the Group Members not otherwise permitted under this Agreement; provided that no Group Member shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

ARTICLE VII
NEGATIVE COVENANTS

So long as (1) any Lender shall have any Commitment hereunder or (2) any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Holding Companies and the Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly:

Section 7.01     Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)     Liens securing the Obligations;

(b)     Liens existing on the Determination Date and set forth on Schedule 7.01(b);

(c)     Liens of the Group Members for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that the adequate reserves with respect thereto have been made in accordance with GAAP;

(d)     statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens of the Borrowers and the Subsidiaries arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days, or if more than 60 days overdue, are unfiled or, if filed, no action has been taken to enforce such Liens or such Liens are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Group Members, as applicable, in accordance with GAAP;

(e)     Liens encumbering property of the Group Members consisting of (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrowers and the Subsidiaries;

(f)     deposits to secure the performance and payment of bids, trade contracts, governmental contracts, licenses and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, completion guarantees, performance bonds and other obligations of a like nature (including those to secure obligations under Environmental Laws) incurred in the ordinary course of business;

(g)     easements (including reciprocal easement agreements), rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property and Permitted Encumbrances (i) described in Mortgage Policies or (ii) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Borrower or the applicable Subsidiary;

(h)     Liens securing judgments for the payment of money (or appeal or surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i)     Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens attach concurrently with or within 180 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof) other than the assets subject to such Capitalized Leases; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)     leases, licenses, subleases or sublicenses and Liens on the property covered thereby (including real property and intellectual property), in each case, granted to others by either Borrower or any Subsidiary in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrowers and the Subsidiaries taken as a whole, or (ii) secure any Indebtedness;

(k)     Liens (i) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection or (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry that are not part of the perfected Collateral;

(l)     Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.03(j) or (n) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted (or that is required to be permitted as a condition to closing such Disposition) under Section 7.05 (other than Section 7.05(e)), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m)     Liens in favor of either Borrower or any Subsidiary securing Indebtedness permitted under Section 7.02(d) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.02(d), such Lien shall be expressly subordinated to the Liens on the Collateral securing the Obligations to the same extent);

(n)     Liens existing on property of a Subsidiary at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary of the Borrowers (other than by designation as a Subsidiary pursuant to Section 2.18), in each case, after the date hereof and in accordance with the terms of Section 7.02; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property other than the property and assets of such Subsidiary at the time of the acquisition (and after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.02;

(o)     any interest or title of a lessor or sublessor under leases or subleases entered into by either Borrower or any Subsidiary in the ordinary course of its business;

(p)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods permitted hereunder entered into by either Borrower or any Subsidiary in the ordinary course of its business;

(q)     Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Group Members to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Person or (iii) relating to purchase orders and other agreements of the Borrowers and the Subsidiaries entered into with customers of such Person in the ordinary course of its business;

(r)     Liens arising from precautionary UCC financing statement filings that do not secure Indebtedness;

(s)     Liens on insurance policies and the proceeds thereof securing any financing of the premiums with respect thereto permitted under the terms of this Agreement;

(t)     any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property of the Borrowers and the Subsidiaries that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(u)     the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (n) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof, (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.02 and is not increased, and (iii) such Liens are not extended to secure any other obligations or Indebtedness;

(v)     Liens on assets or property of a Non-Loan Party securing Indebtedness of such Non-Loan Party permitted to be incurred by Section 7.02;

(w)     Liens solely on any cash earnest money deposits made by Borrowers and the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(x)     [Reserved];

(y)     other Liens of the Borrowers and the Subsidiaries securing Indebtedness or other obligations in an aggregate amount under this Section 7.01(y) at any time outstanding not to exceed $1,500,000;

(z)     any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, in each case only to the extent such encumbrances or restrictions do not secure Indebtedness; and

(aa)      Liens comprised of Investments permitted under Sections 7.03(o), (r) and (s).

Section 7.02     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)     the Obligations;

(b)     [Reserved];

(c)     obligations of either Borrower or any Subsidiary (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and not for speculative purposes;

(d)     Guaranty Obligations of the Borrowers or any Subsidiaries in respect of Indebtedness of any Loan Party otherwise permitted hereunder (except that an Immaterial Subsidiary may not, by virtue of this Section 7.02(d), guarantee Indebtedness that such Immaterial Subsidiary could not otherwise incur under this Section 7.02); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guaranty Obligation shall be subordinated to the Guaranties of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(e)     Indebtedness of (i) either Holding Company owing to either Borrower or any of its Subsidiaries, (ii) either Borrower or any Subsidiary owing to any Subsidiary or (iii) any Subsidiary owing to either Borrower to the extent constituting an Investment permitted by Section 7.03 (other than Section 7.03(f)); provided that all such Indebtedness of any Person that is not a Loan Party owing to a Loan Party shall be subject to subordination terms reasonably satisfactory to the Administrative Agent;

(f)     (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Borrowers and the Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within 180 days after the applicable acquisition, construction, repair, replacement or improvement) and (ii) any Indebtedness incurred to refinance the Indebtedness set forth in the immediately preceding clauses (i) and (ii) so long as the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced except by an amount equal to unpaid accrued interest and premium thereon and by an amount equal to any existing commitments unutilized thereunder; provided that the aggregate principal amount of Indebtedness incurred by the Borrowers and the Subsidiaries under this Section 7.02(f) and any refinancing Indebtedness in respect thereof does not exceed $1,500,000;

(g)     [Reserved];

(h)     Indebtedness of the Borrowers or any Subsidiary representing deferred compensation to employees of the Borrowers and the Subsidiaries incurred in the ordinary course of business;

(i)     (i) Management Advances and (ii) unsecured Indebtedness of the Borrowers or any Subsidiary consisting of promissory notes to the current or former officers, directors, partners, consultants and employees of the Borrowers and the Subsidiaries and their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrowers, in each case as permitted by Section 7.09 in an aggregate outstanding amount under this Section 7.02(i)(ii), when aggregated with the amount of Restricted Payments made under Section 7.09(b), not to exceed $100,000;

(j)     [Reserved];

(k)     [Reserved];

(l)     Cash Management Obligations and other Indebtedness of the Group Members in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(m)     Indebtedness of either Borrower or any Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(n)     Indebtedness incurred by either Borrower or any Subsidiary in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(o)     obligations of either Borrower or any Subsidiary in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by either Borrower or any Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(p)     [Reserved];

(q)     [Reserved];

(r)     Indebtedness existing on the applicable Determination Date and listed on Schedule 7.02(r) (the “Surviving Indebtedness”) and any Permitted Refinancing thereof;

(s)     [Reserved];

(t)     [Reserved];

(u)     customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(v)     [Reserved]; and

(w)     Indebtedness in an aggregate outstanding principal amount which, when taken together with (i) any refinancing Indebtedness in respect thereof and (ii) the principal amount of all other Indebtedness incurred pursuant to this Section 7.02(v) will not exceed $1,500,000 at any time outstanding.

For purposes of determining compliance with this Section 7.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (w) above, the Borrowers may, in its sole discretion, divide, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) in one or more of the above clauses; provided that all Obligations and other Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.02.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.02.

Section 7.03     Investments. Make any Investments, except:

(a)     Investments by the Group Members in assets that were Cash Equivalents when such Investment was made;

(b)     Management Advances;

(c)     asset purchases of either Borrower or any Subsidiary (including purchases of inventory, supplies, materials and equipment) and the licensing, leasing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

(d)     Investments (i) by either Holding Company in any Borrower, (ii) by any Subsidiary of either Borrowers in such Borrower or any of its Subsidiary that is a Loan Party and (ii) by any Non-Loan Party in any other Non-Loan Party that is a Subsidiary of the Borrowers;

(e)     Investments of the Borrowers and the Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business to the extent reasonably necessary in order to prevent or limit loss;

(f)     Investments of the Group Members consisting of Liens, Indebtedness, fundamental changes, Dispositions, redemptions and Restricted Payments permitted under Section 7.01, Section 7.02 (other than Section 7.02(e)), Section 7.04 (other than Section 7.04(e)), Section 7.05 (other than Sections 7.05(d)(ii), (e) and (t)), Section 7.06 and Section 7.09 (other than Section 7.09(c)), respectively; provided, however, that no Investments may be made solely pursuant to this Section 7.03(f);

(g)     Investments existing on the applicable Determination Date and set forth on Schedule 7.03(g) and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Signing Date; provided that the amount of any Investment permitted pursuant to this Section 7.03(g) is not increased from the amount of such Investment on the Signing Date except pursuant to the terms of such Investment as of the Signing Date or as otherwise permitted by this Section 7.03;

(h)     Investments of either Borrower or any Subsidiary in Swap Contracts permitted under Section 7.02(c);

(i)     promissory notes and other non-cash consideration received by the Borrowers and the Subsidiaries in connection with Dispositions permitted by Section 7.05 (other than Sections 7.05(d)(ii), (e) and (q));

(j)     [Reserved]

(k)     the Transactions;

(l)     Investments of the Borrowers and the Subsidiaries in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)     Investments of the Borrowers and the Subsidiaries (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon foreclosure in connection with any secured Investment or other transfer of title with respect to any secured Investment or in satisfaction of judgments or pursuant to any plan of reorganization;

(n)     [Reserved];

(o)     advances by the Borrowers and the Subsidiaries of payroll payments to employees in the ordinary course of its business;

(p)     Guaranty Obligations of Group Members in respect of leases of the Loan Parties (other than Capitalized Leases) or of other obligations of the Loan Parties that do not constitute Indebtedness;

(q)     Investments of the Group Members to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrowers (except to the extent the proceeds of any such Qualified Equity Interests are used for a Specified Equity Contribution);

(r)     pledges or deposits with respect to leases or utilities provided to unaffiliated third parties in the ordinary course of business;

(s)     Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisition, in each case only to the extent the underlying transaction is permitted by this Section;

(t)     so long as immediately before and immediately after giving effect to any such Investment and the transactions related thereto, no Default shall have occurred and be continuing, Investments by the Borrowers and the Subsidiaries in JV Entities that do not exceed $1,000,000 at any time outstanding; and

(u)     so long as immediately before and immediately after giving effect to any such Investment and the transactions related thereto, no Default shall have occurred and be continuing, Investments by the Borrowers and the Subsidiaries that do not exceed $1,500,000.

For purposes of determining compliance with this Section 7.03, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (u) above, the Borrowers may, in its sole discretion, divide, classify and, except with respect to any Investment made under Section 7.03(n), reclassify such Investment (or any portion thereof) in one or more of the above clauses.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an Investment for purposes of this Section 7.03.

Section 7.04     Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)     any Subsidiary may merge with (i) the related Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary of a Borrower that is a Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b)     (i) any Subsidiary of a Borrower that is not a Loan Party may merge or consolidate with or into any other Subsidiary of a Borrower that is not a Loan Party, and (ii) any Subsidiary of either Borrower may liquidate or dissolve and, any Subsidiary may change its legal form, in each case only so long as (A) the Lien on or security interest in any Collateral held by it under the Loan Documents shall remain in effect to the same extent as immediately prior to such change, and (B) with respect to any change in legal form, the Guaranty of the Obligations by such Subsidiary shall remain in effect to the same extent as immediately prior to such change;

(c)     any Subsidiary of the Related Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to another Subsidiary of such Borrower; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Subsidiary which is not a Loan Party in accordance with Section 7.03 (other than Section 7.02 and Section 7.03(f)), respectively;

(d)     [Reserved];

(e)     any Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.03 (other than Section 7.03(f)); provided that (i) the continuing or surviving Person shall be a Subsidiary, which together with each of the Subsidiaries, shall have complied with the requirements of Section 6.11, (ii) if such Subsidiary is a Loan Party immediately prior to effecting such merger and Investment, it remains a Loan Party and (iii) immediately before and immediately after giving effect to any such merger and the transactions related thereto, no Default shall have occurred and be continuing; and

(f)     a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)), may be effected.

Section 7.05     Dispositions. Make any Disposition, except:

(a)     (i) Dispositions by the Borrowers and the Subsidiaries of (A) obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business, and (B) property no longer used or useful in the conduct of the business of Borrowers and the Subsidiaries and (ii) the abandonment or other Disposition of intellectual property by the Borrowers and the Subsidiaries in the ordinary course of business or which are reasonably determined by the Borrowers, in good faith, to be no longer material to its business;

(b)     Dispositions by the Borrowers and their respective Subsidiaries of inventory in the ordinary course of business;

(c)     Dispositions by the Borrowers and the Subsidiaries of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)     Dispositions by the Subsidiaries of property to the Borrowers or another Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.03 (other than Section 7.03f));

(e)     Dispositions permitted by Section 7.03 (other than Section 7.03(f)), Section 7.04 (other than Section 7.04(f)) and Section 7.09 and Liens permitted by Section 7.01 (other than Section 7.01(l));

(f)     Dispositions by the Group Members in the ordinary course of business of Cash Equivalents;

(g)     leases, subleases, licenses or sublicenses of the Borrowers and the Subsidiaries, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrowers and the Subsidiaries, taken as a whole;

(h)     transfers of property of the Borrowers and the Subsidiaries subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(i)     Dispositions of Investments in joint ventures by the Borrowers and the Subsidiaries to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j)     Dispositions by the Borrowers and the Subsidiaries of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(k)     the unwinding of any Swap Contract of the Borrowers and the Subsidiaries pursuant to its terms;

(l)     so long as immediately before and immediately after giving Pro Forma Effect to any such transaction no Default shall have occurred and be continuing, Permitted Sale Leasebacks;

(m)     Dispositions by the Borrowers and the Subsidiaries of a broadcasting asset or 100% of the Equity Interests of a Subsidiary owning a broadcasting asset; provided that such Disposition is made together with a concurrent sale and purchase of, or exchange for, a broadcasting asset (or 100% of the Equity Interests of a Subsidiary owning a broadcasting asset) of another Person (an “Asset Swap”), in each case so long as (i) immediately before and immediately after giving Pro Forma Effect to any such Disposition, no Default shall have occurred and be continuing, (ii) the aggregate net reduction in EBITDA Percentage attributable to such assets Disposed of in connection with such Asset Swap, together with the reductions in EBITDA Percentage attributable to all other assets disposed of by the Borrowers and their respective Subsidiaries in connection with Asset Swaps consummated during the term of this Agreement, shall not exceed 15%, (iii) all FCC Licenses acquired in connection with any such Asset Swap will be acquired by a Borrower or a Subsidiary of such Borrower which is a Guarantor and the Equity Interests of which are pledged to secure the Obligations, (iv) after giving effect to such Asset Swap, such Borrower shall be in compliance with Sections 6.11 and 6.14 (within the time period specified therein) to the extent applicable, and Section 7.11, and (vi) if the asset value of such Asset Swap exceeds $1,000,000, such Borrower shall provide the Administrative Agent prior to the consummation of such Asset Swap (or thereafter to the extent acceptable to the Administrative Agent) with a certificate of a Responsible Officer of such Borrower certifying as to the requirements of clause (i) and (ii) above, together with such additional financial information as shall be reasonably requested by the Administrative Agent;

(n)     Dispositions by the Borrowers and the Subsidiaries not otherwise permitted pursuant to this Section 7.05; provided that (i) immediately before and immediately after giving effect to any such Disposition, no Default shall have occurred and be continuing, (ii) such Disposition shall be for fair market value as reasonably determined by the Borrowers or the applicable Subsidiary in good faith based on sales of similar assets, if available, (iii) the applicable Borrower or Subsidiary complies with the applicable provisions of Section 2.05, (iv) the aggregate amount of all assets sold or exchanged by the Borrowers and the Subsidiaries during the term of this Agreement shall not exceed $2,000,000; and (v) with respect to any Disposition pursuant to this clause (n) for a purchase price in excess of $500,000, the Borrowers or a Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents;

(o)     any forgiveness, write-off or writedown of any intercompany obligations; provided that any forgiveness of obligations owing by a Non-Loan Party shall not result in additional ability to make Investments in Non-Loan Parties in the amount of such forgiven obligations;

(p)     the sale or other disposition of the real property and improvements thereon associated with the land and telecommunications tower site identified in Schedule 5.07 hereto so long as the applicable Borrower or Subsidiary either (i) distributes or pays the proceeds thereof to a Media General Loan Party in accordance with the Young Station Sharing Agreements or (ii) complies with the applicable provisions of Section 2.05; and

(q)     the sale or other disposition of the real property and improvements thereon associated with the analog tower site and studio site identified in Schedule 5.07 hereto so long as the applicable Borrower or Subsidiary either (i) distributes or pays the proceeds thereof to a Media General Loan Party in accordance with the Young Station Sharing Agreements or (ii) complies with the applicable provisions of Section 2.05.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrowers or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrowers that such Disposition is expressly permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06     Prepayments, Etc. of Indebtedness; Amendments.

(a)     Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (i) Indebtedness incurred pursuant to Section 7.02(f), or (ii) any Subordinated Debt (it being understood that payments of regularly scheduled interest and mandatory prepayments under such Indebtedness shall be permitted), except for

(i)     the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing); and

(ii)     the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Borrowers.

(b)     amend, modify or change any term or condition of any Subordinated Debt Documents in any manner resulting in terms which, if any such terms existed on the date of issuance, the terms of this Agreement would not have permitted the issuance of such Subordinated Debt or hereunder, as applicable.

Section 7.07     Use of Proceeds. Use the proceeds of the Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner that contravenes Section 5.17.

Section 7.08     Transactions with Affiliates. Enter into or conduct any transaction or any series of transactions, directly or indirectly, of any kind (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of either Borrower or any of the Subsidiaries, whether or not in the ordinary course of business (an “Affiliate Transaction”) unless the terms of such Affiliate Transaction taken as a whole are not materially less favorable to such Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate.

The provisions of the preceding paragraph will not apply to:

(a)     any transaction between or among either Borrower and any of its Subsidiaries (or entity that becomes a Subsidiary as a result of such transaction), or between or among Subsidiaries or the Borrowers that is otherwise expressly permitted under this Agreement;

(b)     equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Group Members, but only to the extent specifically permitted under this Article VII;

(c)     loans, Investments and other transactions by and among the Group Members, and joint ventures, but only to the extent specifically permitted under this Article VII;

(d)     employment and severance arrangements between the Group Members and their respective officers and employees, in each case in the ordinary course of business as determined in good faith by the board of directors (or other equivalent governing body) or senior management of the relevant Person and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(e)     the payment by the Group Members of compensation, customary fees and reasonable out-of-pocket costs to, and indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, employees and consultants of the Borrowers and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrowers and the Subsidiaries;

(f)     Restricted Payments by the Borrowers and the Subsidiaries to the extent permitted under Section 7.09; and

(g)     transactions between (i) the WXXA Borrower and Shield Albany in connection with the Shield Albany Management Agreement and (ii) the WLAJ Borrower and Shield Lansing in connection with the Shield Lansing Management Agreement.

Section 7.09     Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)     each Subsidiary may make Restricted Payments to the related Borrower and to other Subsidiaries of such Borrower (and, in the case of a Restricted Payment by a non-Wholly-Owned Subsidiary, to the related Borrower and any other Subsidiary of such Borrower and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)     the Borrowers and the Subsidiaries may, in good faith, pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of either Borrower or Holding Company held by any future, present or former employee, director, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of any Group Member pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of any Group Member; provided that that aggregate amount of all such payments under this Section 7.09(b), when aggregated with the aggregate principal amount of Indebtedness outstanding under Section 7.02(i)(ii), does not exceed $100,000;

(c)     the WXXA Borrower may make Restricted Payments to Shield Albany in connection with amounts payable pursuant to the Shield Albany Management Agreement;

(d)     the WLAJ Borrower may make Restricted Payments to Shield Lansing in connection with amounts payable pursuant to the Shield Lansing Management Agreement;

(e)     the Group Members may declare and make dividend payments to or other distributions payable in Qualified Equity Interests of the Group Members;

(f)     each of the Borrower and the Subsidiaries may make any dividend, distribution or payment required or permitted under the Young Station Sharing Agreements; and

(g)     the declaration and payment of dividends on Disqualified Equity Interests or preferred equity that was issued and incurred in accordance with the terms of Section 7.02.

Section 7.10     Financial Covenant; Fiscal Year.

(a)     Consolidated Fixed Charge Coverage Ratio. Commencing with the last day of the first full fiscal quarter of the Borrowers following the Draw Date, permit the Consolidated Fixed Charge Coverage Ratio on the last day of any fiscal quarter to be less than 1.00:1.00.

(b)      Fiscal Year. Change its fiscal year or any fiscal quarter from the periods and ending dates in effect on the Signing Date.

Section 7.11     Change in Nature of Business. Engage in any line of business fundamentally and substantially different from the character of the Television Broadcasting Business of the Borrowers and the Subsidiaries taken as a whole or any line of business related or reasonably incidental thereto.

Section 7.12     Burdensome Agreements. Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of (a) any Subsidiary to make Restricted Payments to any Group Member, (b) any Subsidiary to Guaranty the Indebtedness of the Borrowers hereunder and under the Loan Documents or make loans or advances to any Group Member that is a Loan Party, (c) any Subsidiary to transfer any of its property to any Group Member that is a Loan Party, (d) any Group Member to pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (e) any Loan Party or Subsidiary of a Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations under the Loan Documents, or any renewals, refinancings, exchanges, refundings or extension thereof, except in respect of any of the matters referred to in clauses (a) through (c) above:

(i)     restrictions and conditions imposed under any Loan Document;

(ii)     restrictions and conditions existing on the Draw Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(iii)     customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(iv)     customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(v)     restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(vi)     restrictions or conditions set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Group Members;

(vii)     restrictions or conditions in any Indebtedness permitted pursuant to Section 7.02 to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance (as determined by the applicable Borrower in good faith) or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries and are market terms at the time of issuance (as determined by the applicable Borrower in good faith); provided that any such restrictions or conditions permit compliance with the Collateral and Guaranty Requirement and Section 6.11 and Section 6.14;

(viii)     encumbrances and restrictions under the Organization Documents of JV Entities;

(ix)     any encumbrance or restriction: (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement; or (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of either Borrower or any Subsidiary;

(x)     encumbrances or restriction arising or existing by reason applicable Law or any applicable rule, regulation or order, or required by any regulatory authority;

Section 7.13     Amendments, Etc. of Other Documents.

(a)     Neither Borrower shall, nor shall it permit any Subsidiary, or any Affiliate to, modify, change, consent to, waive any provision with respect to, or otherwise not comply with or effectuate any change to, any Sharing Arrangement that would materially and adversely affect the rights of the Lenders or the Administrative Agent hereunder without the prior written consent of the Administrative Agent, except (1) any immaterial clarifying amendment correcting an error, and (2) any amendment requested or required by a Governmental Authority and in each case, so long as no consent fee is payable in connection therewith or (ii) allow any of the Young Station Sharing Agreements to lapse, expire or terminate, or otherwise not be in full force and effect against any party thereto, except to the extent that any such lapse, expiration or termination does not have and could not reasonably be expected to have a Material Adverse Effect.

(b)     [Reserved].

(c)     The Borrowers shall not, and shall not permit any Subsidiary, to amend, supplement or otherwise modify directly or indirectly any of its Organizational Documents in any manner that would be materially adverse to the Lenders or the Agents.

Section 7.14     Holding Companies Covenant.

(a)     Shield Albany shall not engage in any business or operations other than (i) the direct or indirect ownership of all outstanding Equity Interests of the WXXA Borrower; (ii) maintaining its existence; (iii) participating in tax, accounting and other administrative activities (including preparing reports and financial statements), (iv) the performance of its obligations under the Loan Documents to which it is a party, (v) the issuance of its own Equity Interests and the making and owning and holding of Investments, Restricted Payments and any other actions otherwise expressly permitted to be performed by Shield Albany under this Agreement, (vi) obligations and activities incidental to the Young Station Sharing Agreements and the Shield Albany Management Agreement and (vii) obligations and activities incidental to the business or activities described in the foregoing clauses (i) through (vi), including providing indemnification of officers, directors, shareholders and employees.

(b)     Shield Lansing shall not engage in any business or operations other than (i) the direct or indirect ownership of all outstanding Equity Interests of the WLAJ Borrower; (ii) maintaining its existence; (iii) participating in tax, accounting and other administrative activities (including preparing reports and financial statements), (iv) the performance of its obligations under the Loan Documents to which it is a party, (v) the issuance of its own Equity Interests and the making and owning and holding of Investments, Restricted Payments and any other actions otherwise expressly permitted to be performed by Shield Lansing under this Agreement, (vi) obligations and activities incidental to the Young Station Sharing Agreements and the Shield Lansing Management Agreement and (vii) obligations and activities incidental to the business or activities described in the foregoing clauses (i) through (vi), including providing indemnification of officers, directors, shareholders and employees.

Section 7.15     Disposal of Subsidiary Interests. Permit any Domestic Subsidiary to be a non-Wholly-Owned Subsidiary except as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 7.04 or 7.05.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

Section 8.01     Events of Default. Any of the following events referred to in any of clauses (a) through (n) shall constitute an “Event of Default”:

(a)     Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)     Specific Covenants. Either Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 2.18, 6.03(a), 6.04(a), 6.12 or Article VII; or

(c)     Other Defaults. Either Borrower or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt by either Borrower of written notice thereof by the Administrative Agent or the Majority Lenders; or

(d)     Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Group Member herein, in any other Loan Document or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)     Cross-Default. Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any grace period, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f)     Insolvency Proceedings, Etc. Media General, any Group Member or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property, or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days, or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment. (i) Any Group Member, any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)     Judgments. There is entered against the Loan Parties and Subsidiary one or more final judgments and/or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance for which the insurer has not disputed coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 45 consecutive days; or

(i)     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any Loan Party, any Subsidiary thereof, or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(j)     Invalidity of Loan Documents. Any material provision of this Agreement, any Security Document, any Media General Guaranty or any Media General Security Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted by Section 7.04 or 7.05) or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Security Document or Media General Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby (to the extent required hereby or thereby), or Media General, any Loan Party or any Subsidiary thereof contests in writing in any manner the validity or enforceability of any provision of any Loan Document, any Media General Guaranty or any Media General Security Document; or Media General, any Loan Party or any Subsidiary thereof denies in writing that it has any or further liability or obligation under any provision of any Loan Document, any Media General Guaranty or any Media General Security Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke, terminate (other than in connection with payment in full) or rescind any provision of any Loan Document, any Media General Guaranty or any Media General Security Document; or

(k)     Change of Control. There occurs any Change of Control; or

(l)     Subordination. (i) The subordination provisions of the Subordinated Debt Documents (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Subordinated Debt or (ii) any Loan Party or any Subsidiary of a Loan Party shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any of the Subordination Provisions; or

(m)     Termination of Material Licenses. Any (i) Broadcast License shall be revoked or cancelled or expired by its terms and not be renewed, or shall be modified, in each case in a matter which would have a Material Adverse Effect or (ii) any other proceeding shall have been instituted by the FCC or shall have been commenced before any court, the FCC or any other regulatory body that could reasonably be expected to result in (A) cancellation, termination, rescission, revocation, suspension, material impairment or denial of renewal of a Broadcast License or (B) a forfeiture (within the meaning of 47 C.F.R. § 1.80 of the FCC regulations) or other materially adverse effect on or with respect to any License, in each case of clause (A) and (B) above, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(n)     Default under Media General Credit Agreement. Media General or any of its Subsidiaries (i) fails to make any payment (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness evidenced by any Senior Secured Notes Indenture Documentation or under the Media General Credit Agreement after giving effect to any applicable grace period, or (ii) fails to observe or perform any other agreement or condition of the Media General Credit Agreement or such Senior Secured Notes Indenture Documentation (and, in the case of any nonmonetary default or event of default, failure continues for 30 days), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any applicable grace period, with the giving of notice if required, all such Indebtedness under the Media General Credit Agreement to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided, that such failure is unremedied and is not waived by the holders of such Indebtedness.

Section 8.02     Remedies Upon Event of Default. If any Event of Default occurs and is continuing after the Draw Date (or on or prior to the Draw Date in the case of any Event of Default under Section 8.01(f), (i), or (k)), the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions:

(a)     declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c)     exercise on behalf of itself, the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower or Media General under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03     Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest) on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the Administrative Agent for the account of the Obligations constituting unpaid principal of the Loans, Cash Management Obligations and Obligations then owing under Secured Hedge Agreements, ratably among the Secured Parties, the Hedge Banks and the Cash Management Banks, in each case in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties and Media General that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations (other than contingent indemnity obligations) have been paid in full, to the Borrowers as they direct or as otherwise required by Law.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. .

ARTICLE IX
ADMINISTRATIVE AGENT

Section 9.01     Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Royal Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the consent rights of the Borrowers pursuant to Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any other Loan Party or any Subsidiary shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)     The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties or any Subsidiary to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02     Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable to any Lender or any Affiliate of any Lender for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04     Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 9.05     Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06     Resignation of Administrative Agent or Collateral Agent.

(a)     The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of the Borrowers (except during the existence of an Event of Default under Sections 8.01(f) or (g), which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders (without the consent of any Lenders), appoint a successor Administrative Agent meeting the qualifications set forth above, subject so long as there exists no Event of Default under Sections 8.01(f) or (g), to the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)     If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor, which appointment of a successor agent shall require the consent of the Borrowers (except during the existence of an Event of Default under Sections 8.01(f) or (g)), which consent shall not be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)     With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 9.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent or their respective Related Parties.

Section 9.08     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

Section 9.09     Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10     Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent to, and the Administrative Agent will upon the request of the Borrowers,

(a)     release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (including Secured Hedge Agreements and Cash Management Obligations, but excluding other contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to this Section;

(b)     release any Guarantor from its obligations under any of the Guaranties if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(c)     release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(d)     release any Subsidiary Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder; and

(e)     release any Subsidiary Guarantor that ceases to be a Material Subsidiary (after receipt by the Administrative Agent of a written certificate of a Responsible Officer certifying thereto) and release any Liens granted by such Subsidiary Guarantor.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party or any Subsidiary such documents as the Borrowers may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Royal Bank has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Royal Bank, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Royal Bank reminds each lender and participant in the facility that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a lender or participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

Section 9.11     Cash Management Obligations and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X
MISCELLANEOUS

Section 10.01     Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Group Member therefrom, shall be effective unless (i) in writing signed by the Majority Lenders and the Borrowers or the applicable Loan Party, as the case may be, and (ii) delivered to the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall:

(a)     extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)     postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 without the written consent of each Lender entitled to such payment, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)     reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d)     change Section 8.03 or Section 2.13 in a manner that would alter the pro rata sharing or order of application of payments required thereby without the written consent of each Lender adversely affected thereby (including any definitions related thereto);

(e)     change any provision of this Section 10.01 or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender materially and adversely affected thereby;

(f)     release all or substantially all of the Collateral and the Media General Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Collateral; or

(g)     release all or substantially all of the value of the Guaranties in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (g) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document, and (ii) the Arranger Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Majority Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Majority Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, (a) the Borrowers and the Administrative Agent may, without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Section 2.15, (b) the Administrative Agent is hereby authorized by the Lenders to approve the forms of Security Documents as contemplated herein, and to enter into any Loan Documents in such forms as approved by it on or prior to the Draw Date (and thereafter as contemplated by the provisions of this Credit Agreement), (c) the Administrative Agent shall be permitted to agree to the form of, and approve such modifications to, the Schedules hereto on or prior to the Draw Date as shall be reasonably satisfactory to the Administrative Agent and the Initial Lenders, (d) if the Administrative Agent and the Borrowers have jointly identified an obvious error or any error or omission, in each case, in any Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend such provision without the input or consent of the Lenders and (e) any guarantees, collateral security documents and related documents executed by the Borrowers or any Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 10.02     Notices; Electronic Communications.

(a)     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)     if to the Borrowers, any other Loan Party or any Subsidiary, or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)     if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)     Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)     The Platform. The PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or any other Loan Party’s, or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)     Change of Address, Etc. Each of the Borrower, the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States Federal or state securities laws.

(e)     Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance in good faith by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03     No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties and the Subsidiaries, or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party or any Subsidiary under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

Section 10.04     Expenses; Indemnity; Damage Waiver.

(a)     Costs and Expenses. The Borrowers agrees to pay or reimburse (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agents and the Arrangers associated with the syndication of the Term Loans (including reasonable and documented out-of-pocket travel expenses) and the preparation, negotiation and enforcement of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Paul Hastings LLP (and any other counsel retained with the Borrowers’ consent), one special FCC counsel to the Administrative Agent and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), (ii) the Agents and the Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Agents and the Lenders (and any other counsel retained with the Borrowers’ consent), one special FCC counsel to the Administrative Agent and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrowers of such conflict of interest and thereafter retains its own counsel, of another firm for counsel for such affected Person), and (iii) the Administrative Agent for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, including, without limitation, assignment and unwind costs under Section 10.06, including all Attorney Costs of one counsel to the Administrative Agent (and any other counsel retained with the Borrowers’ consent), one special FCC counsel to the Agents and the Lenders, and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten Business Days of receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Person by the Administrative Agent in its sole discretion.

(b)     Indemnification by the Borrowers. The Borrowers shall indemnify each Agent (and any sub-agent thereof), each Arranger, the Co-Syndication Agents, the Co-Documentation Agents, each Lender and, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket expenses, including, without limitation, assignment and unwind costs under Section 10.06 (including the reasonable and documented fees, charges and disbursements and other charges of (i) one counsel for all Indemnitees and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict of interest and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee, and (ii) if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrowers, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions including the financing contemplated hereby in any way relating to, arising out of, in connection with, or as a result of (A) the execution, delivery or enforcement of this Agreement, any other Loan Document or any agreement, instrument or letter contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Commitment, Loan or the use or proposed use of the proceeds therefrom, (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their respective Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, Subsidiary of a Loan Party or any of the Borrowers’ or such Loan Party’s or Subsidiary of a Loan Party’s directors, equityholders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Indemnified Persons, (2) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from a material breach of the Loan Documents by such Indemnitee or one of its Affiliates or (3) have resulted from disputes to the extent such disputes do not arise from any act or omission of the Borrowers or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against an Indemnitee acting is its capacity as an Arranger, Co-Syndication Agents, Co-Documentation Agents or similar role under the Loan Documents or an Arranger, solely in connection with its syndication activities, but, in each case, solely to the extent that such indemnification would not be denied pursuant to subclause (1) preceding). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)     Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the total credit exposure under the Facility and this Agreement at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or against any Related Party thereof acting for such Agent (or any such sub-agent). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)     Waiver of Consequential Damages, Etc. No Indemnitee or any Loan Party shall have any liability for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof (other than as to any Loan Party, any such damages payable by any Indemnitee to a third-party in accordance with subsection (b) above). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)     Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor, provided, however, that any Indemnitee that has received any indemnification payment pursuant to the express provisions of clause (b) preceding, shall promptly refund such payment to the extent that there is a final and nonappealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to such indemnification payment pursuant to the express provisions of clause (b) preceding.

(f)     Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05     Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers are made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06     Successors and Assigns.

(a)     Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)     Minimum Amounts.

(A)     in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it under such Facility or contemporaneous assignments to related Affiliates or Approved Funds of a Lender that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)     in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, in the case of any assignment in respect of the Facility, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)     Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)     the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and provided, further, that notwithstanding the foregoing, during the 30 day period following the Draw Date, the Borrowers shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified in the initial allocations of the Loans provided by the Arrangers to the Borrowers and reviewed and approved by the Borrowers (such approval not to be unreasonably withheld or delayed) in writing on or prior to the Draw Date; and

(B)     the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan or Commitment to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (A) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (B) only one such fee shall be payable with respect to the assignment of Loans hereunder. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01.

(v)     No Assignment to Certain Persons. No such assignment shall be made (A) to any Affiliate of the Borrowers, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person, (D) to any Disqualified Institution, (E) to any Subsidiary or (F) to any Person, if such assignment would cause any Loan Party or the assignee to be in material violation of the Communication Laws.

(vi)     Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

For greater certainty, any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(c)     Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)     Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) no Lender shall sell a participation if such sale would cause any Loan Party or the Participant to be in violation of any material Communications Law. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. The Borrowers agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)     Certain Pledges. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.07     Treatment of Certain Information; Confidentiality. Each of the Agents and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee (other than a Disqualified Institution) of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their respective Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h)with the consent of the Borrowers or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to any Agent, any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary, provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 10.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all of the obligations of the Borrowers, such Loan Party or such Subsidiary of any Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party or such Subsidiary of any Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff; and provided, further, that no amounts setoff with respect to any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10     Counterparts; Integration; Effectiveness. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto; provided, however, that the Obligations under this Credit Agreement shall be unsecured until the satisfaction (or waiver by the Initial Lenders) of the conditions precedent set forth in Section 4.02. Delivery of an executed counterpart of a signature page of this Agreement and each other Loan Document by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement and such other Loan Document.

Section 10.11     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.12     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which come as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13     Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)     the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)     such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)     in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)     such assignment does not conflict with applicable Laws;

(e)     such assignment must be pro rata between the Obligations; and

(f)     in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 10.14     Governing Law; Jurisdiction; Etc.

(a)     GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)     SUBMISSION TO JURISDICTION. The BORROWER AND EACH OTHER LOAN PARTY AND EACH SUBSIDIARY OF ANY LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY OTHER LOAN PARTY, ANY SUBSIDIARY OF ANY LOAN PARTY, OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)     WAIVER OF VENUE. The BORROWER, EACH OTHER LOAN PARTY AND EACH SUBSIDIARY OF EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)     SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers, each other Loan Party and each Subsidiary of each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party, each Subsidiary of each Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, each Arranger, and the Lenders, on the other hand, (ii) each of the Borrowers and the other Loan Parties, and each Subsidiary of each Loan Party, has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrowers and each other Loan Party, and each Subsidiary of each Loan Party, is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party, any Subsidiary of a Loan Party, or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, nor any Arranger nor any Lender has any obligation to the Borrowers, any other Loan Party, any Subsidiary of a Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties, each Subsidiary of each Loan Party, and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers, any other Loan Party, any Subsidiary of each Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers, each other Loan Party and each Subsidiary of each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17     Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.18     Termination. The Borrowers agrees, and will cause the Subsidiaries to agree, that the Borrowers’ and each Subsidiary’s obligations under this Agreement and the other Loan Documents (including, without limitation the Borrowers’ and each Subsidiary’s obligations under Articles VI and VII) will not terminate (irrespective of any repayment in full or reduction of the Aggregate Commitments to zero) until the concurrent repayment in full of all Obligations. All of the Borrowers’ and each Subsidiary’s obligations under this Section 10.18 shall survive the termination of the Aggregate Commitments, termination of this Agreement and repayment of the Obligations.

Section 10.19     USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party and each Subsidiary of each Loan Party, which information includes the name and address of each Loan Party and each Subsidiary of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party and each Subsidiary of each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Act.

Section 10.20     Time of the Essence. Time is of the essence of the Loan Documents.

Section 10.21     ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

The Borrowers:

WXXA-TV LLC

By: /s/ Sheldon H. Galloway
Name:   Sheldon H. Galloway
Title:     President

WLAJ-TV LLC

By: /s/ Sheldon H. Galloway
Name:   Sheldon H. Galloway
Title:     President

Shield Media LLC

By: /s/ Sheldon H. Galloway
Name:   Sheldon H. Galloway
Title:     President

Shield Media Lansing LLC

By: /s/ Sheldon H. Galloway

Name:   Sheldon H. Galloway
Title:     President

The Administrative Agent:

ROYAL BANK OF CANADA, as Administrative Agent

By:  /s/ Yvonne Brazier

Name:   Yvonne Brazier
Title:     Manager, Agency

The Lenders:

ROYAL BANK OF CANADA, as a Lender,

By:  /s/ D.W. Scott Johnson
Name:   D.W. Scott Johnson
Title:     Authorized Signatory

JPMorgan Chase Bank, N.A.,

as a Lender

By:  /s/ Alicia Schreibstein

Name:   Alicia Schreibstein
Title:     Vice President

Wells Fargo Bank, National Association,

as a Lender

By:   /s/ Patrick Levesque

Name:   Patrick Levesque
Title:     Vice President

U.S. Bank National Association,

as a Lender

By:   /s/ Thomas G. Gunder

Name:   Thomas G. Gunder
Title:     SVP

SunTrust Bank,

as a Lender

By:   /s/ Nicholas Hahn

Name:   Nicholas Hahn
Title:     Director

EXHIBIT A

FORM OF
LOAN NOTICE

[Date]

Royal Bank of Canada,
as Administrative Agent under the Credit Agreement
referred to below

Royal Bank of Canada

_____________________________
ABA ________________________
Account Name:
Account Number:
Ref: _________________________
Attn: ________________________
Phone: _______________________
Fax: _________________________
Email: _______________________

Ladies and Gentlemen:

The undersigned, [WXXA-TV LLC] [WLAJ-TV LLC]1 (the “Borrower”) refers to the Credit Agreement dated as of July [__], 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among Shield Media LLC, Shield Media Lansing LLC, WXXA-TV LLC, WLAJ-TV LLC, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent and Collateral Agent, and hereby gives you notice irrevocably pursuant to Section 2.02 of the Credit Agreement that the Borrower hereby requests a [Borrowing] [conversion] [continuation] under the Credit Agreement and in that connection sets forth below the information relating to such [Borrowing] [conversion] [continuation] (the "Proposed [Borrowing] [Conversion] [Continuation]") as required by Section 2.02(a) of the Credit Agreement:

(i)     The Business Day of the Proposed [Borrowing] [Conversion] [Continuation] is ______________, 201__. 2

(ii)     The Type of Loans comprising the Proposed [Borrowing] [Conversion] [Continuation] is [Base Rate Loans] [Eurodollar Rate Loans].

(iii)     The principal amount of the Proposed [Borrowing] [Conversion] [Continuation] is $      .3

1 As applicable.

2 To be no later than (i) 10:00 a.m. three Business Days prior to the date of such notice in the case of a Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, (b) 10:00 a.m. on the same business day as such notice for any Borrowing of Base Rate Loans or any conversion of Eurodollar Rate Loans to Base Rate Loans and (iii) 11:00 a.m. four Business Days prior to the date of such notice if the requested Interest Period is other than one, two, three or six months in duration.

Form of Loan Notice

(iv)      [The initial Interest Period for each Eurodollar Rate Loan made as part of the Proposed Borrowing is [one] [two] [three] [six] [____]4 month[s].]

[The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(A) The representations and warranties of each Loan Party contained in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects (or in the case of such representations and warranties which are already qualified by a materiality threshold, in all respects) on and as of the date of such Proposed Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties which are already qualified by a materiality threshold, , in all respects) as of such earlier date.

(B) No Default exists or would result from such Proposed Borrowing or from the application of the proceeds therefrom. ]5

Delivery of an executed counterpart of this Loan Notice by telecopier or other electronic means shall be effective as delivery of an original executed counterpart of this Loan Notice.

[Remainder of page intentionally left blank. Signature page follows.]

3 Must be a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof for Eurodollar Rate Loans. Must be a minimum of $250,000 or a whole multiple of $100,000 in excess thereof for Base Rate Loans.

4 Interest periods other than one, two, three or six months only available if consented to by all Appropriate Lenders.

5 Insert only for Proposed Borrowings. Do not insert for conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans.

Form of Loan Notice

Very truly yours,

[WXXA-TV LLC] [WLAJ-TV LLC]6

By: ______________________
Name:____________________
Title:_____________________

6 As applicable.

Form of Loan Notice

EXHIBIT C

FORM OF NOTE

$____________      Dated _______________, 201__

FOR VALUE RECEIVED, the undersigned, [WXXA-TV LLC, a Delaware limited liability company] [WLAJ-TV LLC, a Delaware limited liability company]1 (the "Borrower"), hereby promises to pay to _________________________ or its registered assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July [__], 2013 (as amended, restated, amended and restated, extended, supplemented and/or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among Shield Media LLC, Shield Media Lansing LLC, WXXA-TV LLC, WLAJ-TV LLC, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable all as provided in the Credit Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

1 As applicable.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[WXXA-TV LLC][ WLAJ-TV LLC]2

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

2 As applicable.

Form of Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT D

FORM OF
COMPLIANCE CERTIFICATE

Financial Statement Date ____________

To: Royal Bank of Canada as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of July [__], 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement") among Shield Media LLC, a Delaware limited liability company (“Shield Albany”), Shield Media Lansing LLC, a Delaware limited liability company (“Shield Lansing”, and together with Shield Albany, collectively, the “Holding Companies” and each a “Holding Company”), WXXA-TV LLC, a Delaware limited liability company (“WXXA”) and WLAJ-TV LLC, a Delaware limited liability company (“WLAJ” and together with WXXA, collectively, the “Borrowers” and each a “Borrower”), Royal Bank of Canada, as Administrative Agent and Collateral Agent and the Lenders from time to time party thereto (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). In addition, "Computation Period" shall mean the most recently ended Test Period covered by the financial statements accompanying this Compliance Certificate and the "Computation Date" shall mean the last date of the Computation Period. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of [the Holding Companies and the Borrowers] and not in any individual capacity, certifies as follows:

[Use following paragraphs 1 through 3 for fiscal year-end financial statements]

1.     [Attached hereto as Schedule I is the consolidated balance sheet of Shield Albany and its consolidated Subsidiaries as at the fiscal year ended [_________], and the related consolidated statements of income or operations for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.]

2.     [Attached hereto as Schedule I is the consolidated balance sheet of the Shield Lansing and its consolidated Subsidiaries as at the fiscal year ended [_________], and the related consolidated statements of income or operations for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

3.     [Attached hereto as Schedule II are: (i) detailed calculations setting forth the Consolidated Fixed Charge Coverage Ratio, (ii) descriptions of each event, condition or circumstance during the fiscal quarter ending December 31, [_____]1 requiring a mandatory prepayment under Section 2.05(b) of the Credit Agreement, and (iii) a report showing in reasonable detail, in each case, since the Draw Date, (a) any new Material Real Property, (b) any new registered Marks, Copyrights, and Patents (as each is defined in the Security Documents) that, in each case, are required by the Collateral and Guaranty Requirement to secure the Obligations, (c) any new Equity Interests of any JV Entity that are required by the Collateral and Guaranty Requirement to secure the Obligations, (d) any new investment property and letter of credit rights that, in each case, are required by the Collateral and Guaranty Requirement to secure the Obligations, (e) any new Subsidiary of any Holding Company the Equity Interests of which are required by the Collateral and Guaranty Requirement to be pledged to secure the Obligations, (f) any additions or removals of any Immaterial Subsidiaries and (g) any new Subsidiary of any Holding Company that is required by the Collateral and Guaranty Requirement to Guaranty the Obligations, in each case since the Draw Date and that have not been previously disclosed in writing.]

1 As applicable.

D-1

Form of Compliance Certificate

[Use following paragraphs 1 through 3 for fiscal quarter-end financial statements]

1.     [Attached hereto as Schedule I is the consolidated balance sheet of Shield Albany and its consolidated Subsidiaries as at the fiscal quarter ended [_________],and the related consolidated statements of income or operations for the portion of the fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of Shield Albany as fairly presenting in all material respects the financial condition and results of operations of Shield Albany and its consolidated Subsidiaries, in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes.

2.     [Attached hereto as Schedule I is the consolidated balance sheet of Shield Lansing and its consolidated Subsidiaries as at the fiscal quarter ended [_________], and the related consolidated statements of income or operations for the portion of the fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of Shield Lansing as fairly presenting in all material respects the financial condition and results of operations of Shield Lansing and its consolidated Subsidiaries, in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes.

3.     Attached hereto as Schedule II are: (i) detailed calculations setting forth Consolidated Fixed Charge Coverage Ratio, (ii) descriptions of each event, condition or circumstance during the fiscal quarter ending [_____]2 requiring a mandatory prepayment under Section 2.05(b) of the Credit Agreement and (iii) a report showing in reasonable detail, in each case, since the Draw Date, (a) any new Material Real Property, (b) any new registered Marks, Copyrights, and Patents (as each is defined in the Security Documents) that, in each case, are required by the Collateral and Guaranty Requirement to secure the Obligations, (c) any new Equity Interests of any JV Entity that are required by the Collateral and Guaranty Requirement to secure the Obligations, (d) any new investment property and letter of credit rights that, in each case, are required by the Collateral and Guaranty Requirement to secure the Obligations, (e) any new Subsidiary of any Holding Company the Equity Interests of which are required by the Collateral and Guaranty Requirement to be pledged to secure the Obligations, (f) any additions or removals of any Immaterial Subsidiaries and (g) any new Subsidiary of any Holding Company that is required by the Collateral and Guaranty Requirement to Guaranty the Obligations, in each case since the Draw Date and that have not been previously disclosed in writing.]

4.     Except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, no Default has occurred and is continuing.3

2 Insert the last day of the fiscal quarter to which this Compliance Certificate applies.

3 If unable to provide the foregoing certification, fully describe the reasons therefor, the circumstances thereof, the covenants or conditions which have not been performed/observed and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.

D-2

Form of Compliance Certificate

Schedule I to
Compliance Certificate

[CONSOLIDATED FINANCIAL STATEMENTS]

Form of Compliance Certificate

Schedule II to
Compliance Certificate

DESCRIPTIONS OF MANDATORY PREPAYMENTS

PARAGRAPH 2(i) OF COMPLIANCE CERTIFICATE

1.     [Section 2.05(b)(ii): During the Test Period ended on the Computation Date, [__________], a Group Member, has received Net Cash Proceeds from [a Disposition] [a Casualty Event] which requires a prepayment pursuant to Section 2.05(b)(ii) of the Credit Agreement in the amount of $[______] (after giving effect to any permitted reinvestment pursuant to Section 2.05(b)(ii)(B))).]1 2

2.     [Section 2.05(b)(iii): During such fiscal period, [__________], a Group Member, has received Net Cash Proceeds from Indebtedness not expressly permitted to be incurred pursuant to Section 7.02 of the Credit Agreement, which requires a mandatory repayment pursuant to Section 2.05(b)(iii) of the Credit Agreement in the amount of $[_____].]3 4

1 Only include to the extent a Mandatory Prepayment under Section 2.05(b)(ii) is required.

2 If any Group Member has received any Net Cash Proceeds from any Disposition, the certificate should describe same and state the date of each receipt thereof and the amount of Net Cash Proceeds received on each such date, together with sufficient information as to mandatory repayments and/or reinvestments thereof to determine compliance with Section 2.05(b)(ii) of the Credit Agreement, together with a statement that the Borrowers are in compliance with the requirements of said Section 2.05(b)(ii).

3 Only include to the extent a Mandatory Prepayment under Section 2.05(b)(iii) is required.

4 If any Group Member has received any Net Cash Proceeds from Indebtedness not expressly permitted to be incurred pursuant to Section 7.02 of the Credit Agreement, the certificate should describe same and state the date of each receipt thereof and the amount of Net Cash Proceeds received on each such date, together with sufficient information as to mandatory repayments thereof to determine compliance with Section 2.05(b)(iii) of the Credit Agreement, together with a statement that the Borrowers are in compliance with the requirements of said Section 2.05(b)(iii).

Form of Compliance Certificate

Schedule II to
Compliance Certificate

CHANGES SINCE DRAW DATE

PARAGRAPH 2(ii) OF COMPLIANCE CERTIFICATE5

1.	[The following new Material Real Property has been acquired since the Draw Date: [__________]]

2.	[Since the Draw Date, the following new registered Marks, Copyrights or Patents are required by the Collateral and Guaranty Requirement to secure the Obligations: [__________]]

3.	[Since the Draw Date, the following new Equity Interests of any JV Entity are required by the Collateral and Guaranty Requirement to secure the Obligations: [__________]]

4.	[Since the Draw Date, the following new investment property or letter of credit rights are required by the Collateral and Guaranty Requirement to secure the Obligations: [__________]]

5.

[Since the Draw Date, the following new Subsidiaries of [Shield Albany] [Shield Lansing] the Equity Interests of which are required by the Collateral and Guaranty Requirement to be pledged to secure the Obligations [have been formed or acquired]: [__________]]

6.	[Since the Draw Date, there have been the following additions or removals of Immaterial Subsidiaries: [__________]]

7.	[Since the Draw Date, the following new Subsidiaries of [Shield Albany] [Shield Lansing] are required by the Collateral and Guaranty Requirement to Guarantee the Obligations: [__________]]

5 If unable to provide any of the foregoing certifications, fully describe the reasons therefore and the changes since the Draw Date related thereto.

Form of Compliance Certificate

Schedule II to
Compliance Certificate

REPORT REGARDING FINANCIAL COVENANTS
PARAGRAPH 2(iii) OF COMPLIANCE CERTIFICATE

(A)	Consolidated Fixed Charge Coverage Ratio: (1)/(2) =	Shield Media LLC and its Subsidiaries	Shield Media Lansing LLC and its Subsidiaries	Total

(1)	Consolidated EBITDA: With respect to the Group Members, on a consolidated basis for the most recently completed Computation Period, the sum of:

(a) Consolidated Net Income for such period;

(b) plus, the sum of (without duplication):

(i)            provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of the Group Members paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income,

		________	________	________

(ii)           Consolidated Interest Expense of the Group Members for such period (including (A) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk and (B) costs of surety bonds in connection with financing activities), plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (B), (C) and (D) in clause (a) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income,

		________	________	________

	(iii) Consolidated Depreciation and Amortization Expense of the Group Members for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income,	________	________	________

Form of Compliance Certificate

(iv)          any non-recurring expenses or charges (other than depreciation or amortization charges) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges related to the Loans, (B) any amendment or other modification of the Loan Documents, (C) the Transactions and (D) such costs, fees and expenses in connection with any tender for or redemption of any Indebtedness, in each case, deducted (and not added back) in computing Consolidated Net Income,

________	________	________

(v)           the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions permitted to be made hereunder on and after the Draw Date, and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount of cash charges and cash costs that are included in this clause (v) (other than with respect to the Transactions) shall not exceed (on a Pro Forma Basis) 10% of Consolidated EBITDA for such period),

________	________	________

(vi)          any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period),

________	________	________

(vii)         any costs or expense incurred by the Group Members pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrowers or net cash proceeds of an issuance of Equity Interests of the Borrowers (other than Disqualified Equity Interests or any Specified Equity Contribution),

________	________	________

Form of Compliance Certificate

(viii)        cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing or otherwise included in the determination of Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,

	________	________	________

(ix) any net loss included in the financial statements due to the application of Accounting Standard Codification Topic 810 and related pronouncements (“ASCT 810”),	________	________	________

(x) all amounts paid in cash to any Media General Loan Party under the Young Station Sharing Agreements during such period,

(x) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Group Members,	________	________	________

(xi)           net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements,

	________	________	________

(c) minus, the sum (without duplication) of:

(i)            (x) non-cash gains increasing Consolidated Net Income of the Group Members for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, (y) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such period and (z) programming rights payments made during such period;

	________	________	________

Form of Compliance Certificate

	(ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Group Members;	________	________	________

(iii)          any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

		________	________	________

	(iv) any net income included in the financial statements due to the application of ASCT 810	________	________	________

(d) plus or minus, (without duplication):

	(i) as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation	________	________	________

Consolidated EBITDA

(2)	the sum (without duplication) of:

	(i) Consolidated Interest Expense paid in cash, together with dividends and other distributions in respect of Disqualified Equity Interests paid in cash;	________	________	________

(ii)   all scheduled principal payments on the aggregate principal amount of Indebtedness of the Group Members outstanding, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments on a consolidated basis, excluding with respect to this subsection (ii) only, the payment of principal of the Loans due on the Maturity Dates, principal payments of Indebtedness for borrowed money but only to the extent they are balloon payments due on the maturity date and any mandatory prepayments;

		________	________	________

	(iii) Capital Expenditures of the Borrowers and the Subsidiaries made in cash;	________	________	________

Form of Compliance Certificate

(iv) accrued current net income tax expense for the Borrowers and the Subsidiaries (other than any such expense paid or payable during such period with respect to extraordinary or nonrecurring gains) on a consolidated basis

	________	________	________

(1)/(2)			[ ]:1.00

Covenant Requirement			No less than 1.00:1.00

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of [the Holding Companies and the Borrowers], has executed this certificate for and on behalf of [the Holding Companies and the Borrowers] and has caused this certificate to be delivered this ____ day of ______________, 201__.

SHIELD MEDIA LLC

By: _____________________________
Name:___________________________
Title:____________________________

Shield Media Lansing LLC

By: _____________________________
Name:___________________________
Title:____________________________

WXXA-TV LLC

By: _____________________________
Name:___________________________
Title:____________________________

WLAJ-TV LLC

By: _____________________________
Name:___________________________
Title:____________________________

Form of Compliance Certificate

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each]2 Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions set forth in Annex I hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations of [the Assignor][the respective Assignors] under the Facility (including, without limitation, the Guarantee Obligations) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: __________________________

[Assignor [is] [is not] a Defaulting Lender]

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

2.	Assignee[s]: __________________________

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3.	Borrowers: WXXA-TV LLC, a Delaware limited liability company, and WLAJ-TV LLC, a Delaware limited liability company

4.	Administrative Agent: Royal Bank of Canada, as the administrative agent under the Credit Agreement

5.

Credit Agreement: Credit Agreement dated as of July [__], 2013, among Shield Media LLC, Shield Media Lansing LLC, WXXA-TV LLC, WLAJ-TV LLC, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent and Collateral Agent

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment / Loans[8]
		$	$	%
		$	$	%
		$	$	%

7.	[Trade Date: _________________][9]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

5 List each Assignor, as appropriate.

6 List each Assignee and, if available, its market entity identifier, as appropriate.

7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]10
[NAME OF ASSIGNOR]

By: _________________________________
Title:

[NAME OF ASSIGNOR]

By: _________________________________
Title:

ASSIGNEE[S]11
[NAME OF ASSIGNEE]

By: _________________________________
Title:

[NAME OF ASSIGNEE]

By: _________________________________
Title:

[Consented to and]12 Accepted:

ROYAL BANK OF CANADA,

as Administrative Agent

By: _________________________________
Title:

10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

12 To be added only if the consent of the Administrative Agent is required pursuant to Section 10.06(b) of the Credit Agreement.

Form of Assignment and Assumption

[Consented to:]13

WXXA-TV LLC, as Borrower

By: _________________________________
Title:

WLAJ-TV LLC, as Borrower

By: _________________________________
Title:

13 To be added only if the consent of the Borrowers is required pursuant to Section 10.06(b) of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[__________________]14

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.     Representations and Warranties.

1.1     Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Group Members, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Group Members, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2     Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (vii) it is not a Defaulting Lender or a Disqualified Institution, as such terms are defined in the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

14 Describe Credit Agreement at option of Administrative Agent.

Form of Assignment and Assumption

2.     Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from, including and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT I-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [__], 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement"), among Shield Media LLC, Shield Media Lansing LLC, WXXA-TV LLC (“WXXA”) and WLAJ-TV LLC (“WLAJ” and together with WXXA, collectively, the “Borrowers” and each a “Borrower”), the Lenders party thereto and Royal Bank of Canada, as Administrative Agent and Collateral Agent for the Lenders.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_____________________________

Name:__________________________

Title:___________________________

Date:______ __ , 20[ ]

I-1-1

Form of U.S. Tax Compliance Certificate

EXHIBIT I-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax
Purposes)

Reference is hereby made to the Credit Agreement dated as of July [__], 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement"), among Shield Media LLC, Shield Media Lansing LLC, WXXA-TV LLC (“WXXA”) and WLAJ-TV LLC (“WLAJ” and together with WXXA, collectively, the “Borrowers” and each a “Borrower”), the Lenders party thereto and Royal Bank of Canada, as Administrative Agent and Collateral Agent for the Lenders.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_____________________________

Name:__________________________

Title:___________________________

Date:______ __ , 20[ ]

I-2-1

Form of U.S. Tax Compliance Certificate

EXHIBIT I-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax
Purposes)

Reference is hereby made to the Credit Agreement dated as of July [__], 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement"), among Shield Media LLC, Shield Media Lansing LLC, WXXA-TV LLC (“WXXA”) and WLAJ-TV LLC (“WLAJ” and together with WXXA, collectively, the “Borrowers” and each a “Borrower”), the Lenders party thereto and Royal Bank of Canada, as Administrative Agent and Collateral Agent for the Lenders.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_____________________________

Name:__________________________

Title:___________________________

Date:______ __ , 20[ ]

I-3-1

Form of U.S. Tax Compliance Certificate

EXHIBIT I-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [__], 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement"), among Shield Media LLC, Shield Media Lansing LLC, WXXA-TV LLC (“WXXA”) and WLAJ-TV LLC (“WLAJ” and together with WXXA, collectively, the “Borrowers” and each a “Borrower”), the Lenders party thereto and Royal Bank of Canada, as Administrative Agent and Collateral Agent for the Lenders.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_____________________________

Name:__________________________

Title:___________________________

Date:________,20[___]

I-4-1

Form of U.S. Tax Compliance

EXHIBIT J

FORM OF GUARANTY AGREEMENT

SEE ATTACHED

J-1

Form of Guaranty Agreement

EXHIBIT K

Form of Solvency Certificate

[     ], 2013

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 4.02(h) of the Credit Agreement, dated as of [___], 2013 (as amended as of the date hereof, and as it may be further amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Shield Media Lansing LLC, Shield Media LLC, WLAJ-TV LLC (“WLAJ Borrower”, WXXA-TV LLC (“WXXA Borrower”, and together with WLAJ Borrower, collectively, the “Borrowers”), the lending institutions from time to time parties thereto and Royal Bank of Canada, as the Administrative Agent and Collateral Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

We, [     ], the [Chief Financial Officer] of the WLAJ Borrower, and [     ], the [Chief Financial Officer] of the WXXA Borrower, in such capacities only and not in our individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Group Members that as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:

1.     For purposes of this certificate, the terms below shall have the following definitions:

(a)     “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Group Members taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)     “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Group Members taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c)     “Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Group Members taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

(d)     “Will be able to pay their Liabilities as they mature”

The Group Members on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Group Members and in light of the anticipated credit capacity.

K-1

Form of Solvency Certificate

(e)     “Do not have Unreasonably Small Capital”

The Group Members on a consolidated basis taken as a whole after consummation of the Transactions are a going concern and are not engaged in business for which their property, on a consolidated basis, would constitute “unreasonably small capital”. Each of the undersigned understands that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and such Responsible Officer has reached such conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Group Members on a consolidated basis in light of the anticipated credit capacity.

2.     Based on and subject to the foregoing, each of the undersigned hereby certifies on behalf of the Group Members that after giving effect to the consummation of the Transactions, it is the opinion of such Responsible Officer that (i) the Fair Value of the assets of the Group Members on a consolidated basis taken as a whole exceeds their Liabilities, (ii) the Present Fair Salable Value of the assets of the Group Members on a consolidated basis taken as a whole exceeds their Liabilities, (iii) the Group Members on a consolidated basis taken as a whole do not have Unreasonably Small Capital, and (iv) the Group Members taken as a whole are able to pay their Liabilities as they mature.

3.     In reaching the conclusions set forth in this Certificate, the undersigned have made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Group Members after consummation of the transactions contemplated by the Credit Agreement.

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Form of Solvency Certificate